SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☐	Soliciting Material under §240.14a-12

MAM SOFTWARE GROUP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Maple Park, Maple Court
Barnsley, UK S75 3DP
011 44 1244 311794

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to Be Held on February 18, 2011

The Notice of Annual Meeting, Proxy Statement
and Annual Report on Form 10-K are available at: http://www.mamsoftwaregroup.com/investor-relations.php

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 18, 2011

To the Stockholders of MAM Software Group, Inc.:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of MAM Software Group, Inc., a Delaware corporation, will be held on February 18, 2011 at 10:00 a.m. (Eastern Standard Time) at the offices of Gersten Savage LLP, 600 Lexington Ave, 9 th Floor, New York, NY 10022, for the following purposes:

1.          To elect six (6) members of the Company’s Board of Directors, each to serve until the 2012 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal (“Proposal No. 1”);

2.          To consider and vote on a proposal to ratify the Board’s selection of KMJ Corbin & Company LLP as the Company’s independent auditors for the fiscal year ending June 30, 2011 (“Proposal No. 2”);

3.          To consider and vote on a proposal giving the Board the authority to effect a reverse split of the Company’s outstanding common stock, at an exchange ratio ranging between 1-for-2 and 1-for-100, with the exact exchange ratio to be determined by the Board in its sole discretion, immediately followed by a forward split of the Company’s outstanding common stock, at an exchange ratio ranging between 2-for-1 and 50-for-1, with the exact exchange ratio to be determined by the Board in its sole discretion, by filing amendments to the Company’s Certificate of Incorporation (“Proposal No. 3”);

4.          To consider and act upon an advisory resolution on executive compensation (“Proposal No. 4”);

5.          To consider and act upon an advisory resolution on the frequency of the stockholders’ advisory resolution on executive compensation (“Proposal No. 5”); and

6.          To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement that is attached and made a part of this Notice. Only stockholders of record of our Common Stock, $0.0001 par value per share, at the close of business on January 3, 2011 will be entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any adjournment thereof.

A copy of our Annual Report to Stockholders on Form 10-K for the year ended June 30, 2010, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

All stockholders are cordially invited to attend the Annual Meeting of Stockholders in person. Your vote is important regardless of the number of shares you own. Only record or beneficial owners of MAM’s Common Stock as of the Record Date may attend the Annual Meeting in person. When you arrive at the Annual Meeting, you must present photo identification, such as a driver’s license. Beneficial owners also must provide evidence of stockholdings as of the Record Date, such as a recent brokerage account or bank statement.

Whether or not you expect to attend the Annual Meeting of Stockholders, please complete, sign, date, and return the enclosed proxy card in the enclosed postage-paid envelope in order to ensure representation of your shares. It will help in our preparations for the meeting if you would check the box on the form of proxy if you plan on attending the Annual Meeting. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

Barnsley, UK	By Order of the Board of Directors,
January 7, 2011
/s/ Michael G. Jamieson
MICHAEL G. JAMIESON
Chief Executive Officer

TABLE OF CONTENTS

PROXY STATEMENT FOR 2011 ANNUAL MEETING OF STOCKHOLDERS	1

Information Concerning the Proxy Materials and the Annual Meeting	1

Voting Procedures and Vote Required	1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	3

ELECTION OF DIRECTORS (Proposal No. 1)	6

CORPORATE GOVERNANCE	8

Board of Directors	8

Director Independence	8

Board Meetings and Attendance	8

Annual Meeting Attendance	8

Stockholder Communications with the Board	8

Board Committees	8

Family Relationships	9

Involvement in Certain Legal Proceedings	9

DIRECTOR COMPENSATION FOR FISCAL 2010	10

INFORMATION ABOUT OUR EXECUTIVE OFFICERS	11

EXECUTIVE COMPENSATION	12

Compensation Discussion and Analysis	12

Compensation Committee Report	17

Summary Compensation Table for Fiscal Years 2010, 2009 and 2008	18

Employment Agreements with Executive Officers	19

Other Compensation	20

Outstanding Equity Awards at 2009 Fiscal Year End	21

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE	22

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT	25

i

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Proposal No. 2)	26

APPROVAL OF REVERSE AND FORWARD SPLIT (Proposal No. 3)	27

APPROVAL OF ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION PROPOSAL (Proposal No. 4)	36

APPROVAL OF ADVISORY RESOLUTION ON THE FREQUENCY OF THE STOCKHOLDERS’ SAY ON PAY PROPOSAL (Proposal No. 5)	37

AUDIT COMMITTEE REPORT	38

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING	39

EXPENSES AND SOLICITATION	39

OTHER BUSINESS	39

ADDITIONAL INFORMATION	39

ii

PROXY STATEMENT FOR 2011 ANNUAL MEETING OF STOCKHOLDERS

In this Proxy Statement, MAM Software Group, Inc., a Delaware corporation, is referred to as “MAM,” the “Company,” “we,” “us” and “our.”

Information Concerning the Proxy Materials and the Annual Meeting

Proxies in the form enclosed with this Proxy Statement are being solicited by our Board of Directors for use at the 2011 Annual Meeting of our Stockholders to be held at 10:00 a.m. (Eastern Standard Time) on February 18, 2011, at the offices of Gersten Savage LLP, 600 Lexington Ave, 9 th Floor, New York, NY 10022, and at any adjournment thereof. Your vote is very important. For this reason, our Board of Directors is requesting that you permit your Common Stock, $0.0001 par value per share (“Common Stock”), to be represented at the Annual Meeting by the proxies named on the enclosed proxy card. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Voting materials, which include this Proxy Statement, the enclosed proxy card, and the enclosed Annual Report to Stockholders on Form 10-K for the fiscal year ended June 30, 2010, which contains financial statements and other information of interest to stockholders, will first be mailed to stockholders on or about January 11, 2011.

Only stockholders of record as of the close of business on January 3, 2011 (the “Record Date”) of our Common Stock will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 138,733,246 shares of Common Stock were issued and outstanding. Holders of Common Stock are entitled to one vote per share held by them. Stockholders may vote in person or by proxy, however, granting a proxy does not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with us at our principal offices at any time before the original proxy is exercised or (ii) attending the Annual Meeting and voting in person.

Michael Jamieson and Gerry Czarnecki are named as attorneys-in-fact in the proxy. Mr. Jamieson is our Chief Executive Officer and is also a member of our Board of Directors. Mr. Czarnecki is Chairman of our Board of Directors. Mr. Jamieson or Mr. Czarnecki will vote all shares represented by properly executed proxies returned in time to be counted at the Annual Meeting, as described below under “Voting Procedures.” Any stockholder granting a proxy has the right to withhold authority to vote for any or all of the nominees to the Board of Directors. Where a vote has been specified in the proxy with respect to the matters identified in the Notice of the Annual Meeting, including the election of directors, the shares represented by the proxy will be voted in accordance with those voting specifications. If no voting instructions are indicated, your shares will be voted as recommended by our Board on all matters, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote before the Annual Meeting.

The stockholders will consider and vote upon (i) a proposal to elect six (6) members of our Board of Directors, each to serve until the 2012 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal; (ii) a proposal to ratify the Board’s selection of KMJ Corbin & Company LLP as our independent auditors for the fiscal year ending June 30, 2011; (iii) a proposal giving the Board the authority to effect a reverse split of the Company’s outstanding common stock, at an exchange ratio ranging between 1-for-2 and 1-for-100, with the exact exchange ratio to be determined by the Board in its sole discretion, followed by a forward split of the Company’s outstanding common stock, at an exchange ratio ranging between 2-for-1 and 50-for-1, with the exact exchange ratio to be determined by the Board in its sole discretion, by filing a Certificate of Amendment to the Company’s Certificate of Incorporation (the “Reverse/Forward Split”); (iv) a proposal to consider and act upon an advisory resolution on executive compensation; and (v) a proposal to consider and act upon an advisory resolution on the frequency of the stockholders’ advisory resolution on executive compensation. Stockholders also will consider and act upon such other business as may properly come before the Annual Meeting.

Voting Procedures and Vote Required

Mr. Jamieson and/or Mr. Czarnecki will vote all shares represented by properly executed proxies returned in time to be counted at the Annual Meeting. The presence, in person or by proxy, of at least a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld for any or all of the nominees for directors, or which contain one or more abstentions, as well as “broker non-vote” shares (described below) are counted as present for purposes of determining the presence or absence of a quorum for the Annual Meeting.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies. As noted above, proxies will be voted as recommended by our Board on all matters and will be voted in the discretion of the proxy holder on any other matters that properly come before the Annual Meeting, if no voting instructions are indicated.

Vote Required for Election of Directors (Proposal 1).   Our Certificate of Incorporation, as amended, does not authorize cumulative voting. Delaware law and our Bylaws provide that directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the six (6) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

Vote Required for Ratification of Auditors (Proposal 2).  Delaware law and our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation or applicable Delaware law), the affirmative vote of a majority of the shares present, in person or by proxy, and voting on the matter, will be required for approval. Accordingly, the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to ratify the Board’s selection of KMJ Corbin & Company LLP as our independent auditors for the fiscal year ending June 30, 2010.

Vote Required for the Reverse/Forward Split (Proposal 3).  Delaware law and our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation or applicable Delaware law), the affirmative vote of a majority of the shares outstanding entitled to vote, in person or by proxy, and voting on the matter, will be required for approval. Accordingly, the affirmative vote of a majority of the shares outstanding entitled to vote, in person or by proxy, and voting on the matter, will be required to approve the Reverse/Forward Split Proposal.

Vote Required for the Advisory Resolution on Executive Compensation Proposal (Proposal 4).  This Proposal is non-binding on the Company and our board of directors.

Vote Required for the Advisory Resolution on the Frequency of the Stockholders’ Say on Pay Proposal (Proposal 5).  This Proposal with respect to the frequency for submission of a resolution to the shareholders soliciting support for the company’s named executive officer compensation policies and programs is non-binding on the Company and our board of directors.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals. Broker non-votes are not counted for the purposes of obtaining a quorum for the Annual Meeting, and, in tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote. The vote on Proposals 1, 3, 4, 5 is considered “non-routine” and the vote on Proposal 2 is considered “routine.”

Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining the presence of a quorum and with respect to any matters being voted upon at the Annual Meeting. Abstentions will have no effect on the outcome of the election of directors, but with respect to any other proposal an abstention will operate to prevent the approval of such proposal to the same extent as a vote against such proposal.

Votes at the meeting will be tabulated by one or more inspectors of election appointed by the Chief Executive Officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of January 6, 2011 by (a) each stockholder who is known to us to own beneficially 5% or more of our outstanding Common Stock; (b) all directors; (c) our executive officers, and (d) all executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock. Unless otherwise identified, the address of our directors and officers is c/o MAM Software Group, Inc., Maple Park, Maple Court, Barnsley, UK S75 3DP.

Name and address of beneficial owner	Amount and Nature of Beneficial Ownership		Percent of class of Common Stock (1)
Wynnefield Persons (2) c/o Wynnefield Capital Inc. 450 Seventh Ave., Suite 509 New York, NY 10123	32,021,150	(3)	23.06%

BBE Group Holdings, LLC 145 East 57th Street, 10th Floor New York, NY 10022	13,802,113	(4)	9.94%

ComVest Capital LLC 105 S. Narcissus Ave. West Palm Beach, FL 33401	5,083,333	(5)	3.66%

Directors and Officers:

Michael Jamieson Chief Executive Officer	2,260,000	(6)	1.63%

Charles F. Trapp Chief Financial Officer	3,856,723	(7)	2.78%

Frederick Wasserman Director	497,873	(8)	0.36%

Dwight B. Mamanteo Director	2,196,335	(9)	1.58%

Marcus Wohlrab Director	245,644	(10)	0.18%

Gerald M. Czarnecki Chairman	3,069,339	(11)	2.21%

W. Austin Lewis IV (12) c/o Lewis Asset Management Corp. 500 5th Ave suite 2240, New York, NY 10110	20,082,299	(13)	14.46%

Directors and Officers as a group (7 persons)	32,208,213		23.20%

Former Officers and Directors:

Ian Warwick Chief Executive Officer and Chairman	4,561,452		3.29%

Simon Chadwick Chief Operating Officer	1,961,084		1.41%

(1)
Based on a total of 138,856,014 shares of Common Stock outstanding as of January 6, 2011. In accordance with Securities and Exchange Commission rules, each person’s percentage interest is calculated by dividing the number of shares that person owns by the sum of (a) the total number of shares outstanding as of December 11 2010 plus (b) the number of shares such person has the right to acquire within sixty (60) days of January 6, 2011.

(2)
Comprised of Wynnefield Partners Small Cap Value, LP (“Wynnefield Partners”) and Wynnefield Partners Small Cap Value LP I (“Wynnefield Partners I”), and the general partner of each of these entities, Wynnefield Capital Management, LLC (“Wynnefield LLC”); Wynnefield Small Cap Value Offshore Fund Ltd. (“Wynnefield Offshore”) and its investment manager, Wynnefield Capital, Inc. (“Wynnefield Capital”); Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan (the “Plan”); Channel Partnership II, LP (“Channel”); Nelson Obus, who serves as principal and co-managing member of Wynnefield Capital Management, LLC, principal executive officer of Wynnefield Capital, Inc. and general partner of Channel Partnership II, LP; and Joshua H. Landes, who serves as principal and co-managing member of Wynnefield Capital Management, LLC and executive officer of Wynnefield Capital, Inc. (collectively, the “Wynnefield Persons”). Dwight Mamanteo, one of the Company’s directors, is an investment analyst with Wynnefield Capital. Mr. Mamanteo exercises neither voting nor dispositive control over the shares beneficially owned by Wynnefield Capital. The Company has been informed that Nelson Obus and Joshua H. Landes share voting and investment control over the shares beneficially owned by Wynnefield Partners, Wynnefield Partners I, Wynnefield Offshore, Wynnefield LLC, Wynnefield Capital and the Plan, and that Nelson Obus exercises sole voting and investment control over the shares beneficially owned by Channel. Based upon information provided in a Schedule 13D/A filed with the SEC on November 8, 2010 and a Form 4 filed on December 16, 2010. Note that the Wynnefield Persons’ shareholdings have been reduced by an aggregate of 3,125,002 shares to reflect the surrender of the Exchange Warrants by the Wynnefield Partners Small Cap Value, LP, Wynnefield Partners Small Cap Value, LP I, Wynnefield SmallCap Offshore Fund, Ltd and Channel Partnership II, LP to the Company as part of the Company’s proposed Exchange Offer.

(3)
Represents an aggregate of 32,021,150 shares of common stock, which are beneficially owned as follows: (i) 7,578,593 shares of common stock are beneficially owned by Wynnefield Partners; (ii) 10,178,851 shares of common stock are beneficially owned by Wynnefield Partners I; (iii) 12,560,463 shares of common stock are beneficially owned by Wynnefield Offshore; (iv) 44,743 shares of common stock are beneficially owned by the Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan; and (v) 1,658,500 shares of common stock are beneficially owned by Channel. Based upon information provided in a Form 4 filed with the SEC on December 16, 2010.

(4)
Represents (i) 9,996,626 shares of common stock owned by BBE Group Holdings, LLC of which Whitney S. Quillen and Parker L. Quillen each is a director/trustee and each has shared voting and disposition power over these shares, and (ii) 651,285 shares owned by Q Properties, L.P. and indirectly by Whitney S. Quillen, which in his capacity as General Partner has the sole power to dispose or to direct the disposition and 350,354 shares owned indirectly by him as custodian of his minor children and (iii) 2,803,848 shares of common stock owned by Parker L. Quillen.

(5)
Includes the following shares owned by ComVest Capital LLC: (i) 1,000,000 shares issuable upon exercise of warrants to purchase shares of Common Stock, which are currently exercisable at $0.0916 per share and expire December 31, 2013; (ii) 2,083,333 shares issuable upon exercise of warrants to purchase shares of Common Stock, which are currently exercisable at $0.2448 per share and expire December 31, 2013; (iii) 2,000,000 shares issuable upon exercise of warrants to purchase shares of Common Stock, which are currently exercisable at $0.0916 per share and expire December 31, 2013, and (iv) The Company has been informed that Comvest Capital Advisors, LLC is the managing entity of ComVest Capital, LLC, and that Gary Jaggard, managing director of Comvest Capital, LLC, exercises voting and investment control over the shares beneficially owned by ComVest Capital, LLC. See “Certain Relationships and Related Transactions and Director Independence” for additional detail.

(6)	Includes 780,000 vested shares of an award of an aggregate of 1,000,000 restricted shares of Common Stock granted by the Company on May 13, 2008 for services previously rendered.

(7)	Includes 585,000 vested shares of an award of an aggregate 750,000 restricted shares of Common Stock granted by the Company on May 13, 2008 for services previously rendered.

(8)
Includes (i) 19,500 vested shares of restricted Common Stock of an award for an aggregate 25,000 shares of restricted Common Stock granted on May 13, 2008 by the Company for services previously rendered; (ii) 82,473 vested shares of restricted Common Stock out of an award of an aggregate of 110,000 shares of restricted Common Stock granted on October 6, 2008; and (iii) 85,226 vested shares of restricted Common Stock out of an award of an aggregate of 204,545 shares of restricted Common Stock granted on July 1, 2009, and (iv) 23,438 vested shares of restricted Common Stock out of an award of an aggregate of 281,250 shares of restricted Common Stock granted on July 1, 2010, and (v) 49,650 shares which will vest within 60 days of January 6, 2011.

(9)
Includes (i) 19,500 vested shares of restricted Common Stock of an award for an aggregate 25,000 shares of restricted Common Stock granted on May 13, 2008 by the Company for services previously rendered; and (ii) 59,804 vested shares of restricted Common Stock (net of taxes) out of an award of an aggregate of 104,000 shares of restricted Common Stock granted on October 6, 2008; and (iii) 77,803 vested shares of restricted Common Stock (net of taxes) out of an award of an aggregate of 236,364 shares of restricted Common Stock granted on July 1, 2009, and (iv) 27,083 vested shares of restricted Common Stock out of an award of an aggregate of 325,000 shares of restricted Common Stock granted on July 1, 2010, and (v) 55,447 shares which will vest within 60 days of January 6, 2011, and (vi) 46,429 shares of Common Stock granted on January 6, 2011.

(10)
Includes (i) 19,500 vested shares of restricted Common Stock of an award for an aggregate 25,000 shares of restricted Common Stock granted on May 13, 2008 by the Company for services previously rendered; (ii) 78,003 vested shares of restricted Common Stock out of an award of an aggregate of 104,000 shares of restricted Common Stock granted on October 6, 2008; and (iii) 78,845 vested shares of restricted Common Stock out of an award of an aggregate of 190,909 shares of restricted Common Stock granted on July 1, 2009, and (iv) 21,875 vested shares of restricted Common Stock out of an award of an aggregate of 262,500 shares of restricted Common Stock granted on July 1, 2010, and (v) 46,451 shares which will vest within 60 days of January 6, 2011.

(11)
Includes (i) 14,236 vested shares of restricted Common Stock (net of taxes) out of an award for an aggregate 25,000 shares of restricted Common Stock granted by the Company for joining the Board of Directors on October 6, 2008; (ii) 87,476 vested shares of restricted Common Stock (net of taxes) out of an award of an aggregate of 140,000 shares of restricted Common Stock granted on October 6, 2008; and (iii) 86,175 vested shares of restricted Common Stock (net of taxes) out of an award of an aggregate of 318,182 shares of restricted Common Stock granted on July 1, 2009, (iv) 23,698 vested shares of restricted Common Stock (net of taxes) out of an award of an aggregate of 437,500 shares of restricted Common Stock granted on July 1, 2010, (v) 76,030 shares which will vest within 60 days of January 6, 2011, and (vi) 1,727,968 shares of common stock, of which 720,895 shares are held under the name of Gerald M. Czarnecki IRA account, and (vii) 40,625 shares of Common Stock granted on January 6, 2011.

(12)
W. Austin Lewis IV is the portfolio manager and general partner of Lewis Asset Management Corp., the investment manager of Lewis Opportunity Fund, LP and LAM Opportunity Fund, LTD. Accordingly, Mr. Lewis is deemed to be the beneficial owner of the shares owned by Lewis Opportunity Fund, LP and LAM Opportunity Fund, LTD. and beneficially owned by Lewis Asset Management Corp.

(13)
Represents (i) 5,871,305 shares owned directly by W. Austin Lewis IV, including 14,000 vested shares of restricted Common Stock out of an award of an aggregate of 25,000 shares of restricted Common Stock granted on February 20, 2009 (ii) 43,602 vested shares of restricted Common Stock out of an award of an aggregate 80,000 shares of restricted Common Stock granted on February 20, 2009; (iii) 65,759 vested shares of restricted Common Stock out of an award of an aggregate of 181,818 shares of restricted Common Stock granted on July 1, 2009, (iv) 20,833 vested shares of restricted Common Stock out of an award of an aggregate of 250,000 shares of restricted Common Stock granted on July 1, 2010, (v) 14,168,342 shares of common stock owned by Lewis Opportunity Fund, LP; and (vi) 49,319 shares which will vest within 60 days of January 6, 2011, and (vii) 35,714 shares of Common Stock granted on January 6, 2011.

ELECTION OF DIRECTORS
(PROPOSAL NO. 1)

The following individuals have been nominated as members of our Board of Directors, each to serve until the 2012 Annual Meeting of Stockholders, until their successors are elected and qualified or until their earlier resignation or removal. Pursuant to Delaware law and our Bylaws, directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the six (6) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Proxies cannot be voted for a greater number of persons than the number of nominees named or for persons other than the named nominees.

Following is information about each nominee, including biographical data for at least the last five years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

Name of Director	Age	Director since:
Michael Jamieson	43	February 2010
Dwight B. Mamanteo	41	March 2007
Marcus Wohlrab	47	March 2007
Frederick Wasserman	56	July 2007
Gerald M. Czarnecki	70	August 2008
W. Austin Lewis IV	34	January 2009

Michael Jamieson was appointed to the Board and to the position of interim Chief Executive Officer in February 2010.  He became the Company’s CEO in June, 2010.  Mr. Jamieson previously served as Chief Operating Officer and a director of the Company from December 2005 to March 2007.  Mr. Jamieson has served as Managing Director of MAM’s subsidiary, MAM Software Ltd. (“MAM”), since 2004.  Mr. Jamieson joined MAM in 1991 in its installation and configuration department and has held a number of positions within MAM's implementation and support departments until his appointment as Department Manager for Workshop and Bodyshop Systems in 1995. Mr. Jamieson was promoted to the position of Associate Director of Workshop and Bodyshop Systems in 2002 before taking his current role as Managing Director of MAM in 2004.

Dwight B. Mamanteo became a Director of the Company on March 1, 2007. Mr. Mamanteo serves as the Chairman of the Company’s Compensation Committee and as a member of the Company’s Audit Committee and a member of the Company’s Governance and Nomination Committee. Since November 2004, Mr. Mamanteo has served as a Portfolio Manager at Wynnefield Capital, Inc., a private investment management firm. From April 2009 to November 2010, Mr. Mamanteo served on the Board of Directors of EasyLink Services International Corporation (NasdaqCM: ESIC), a leading global provider of on-demand electronic messaging and transaction services that help companies optimize relationships with their partners, suppliers, customers, and other stakeholders. From December 2007 to November 2008, Mr. Mamanteo served on the Board of Directors and as the Chairman of PetWatch Animal Hospitals, Inc. (a private company), a provider of primary care and specialized services to companion animals through a network of fully-owned veterinary hospitals. From September 2005 to November 2007, Mr. Mamanteo served on the Board of Directors of Sherpa Service Corps, Inc (a private company), a service provider enabling subscribing institutions to accelerate academic and other institutions’ enrollment of international students and facilitating the institutions’ compliance with federal statutory obligations. Prior to joining Wynnefield Capital, Mr. Mamanteo worked in the field of technology for over 10 years in various positions for BEA Systems, VISA International, Ericsson, UNISYS, and as an independent consultant.  Mr. Mamanteo received an M.B.A. from the Columbia University Graduate School of Business and a BS in Electrical Engineering from Concordia University (Montreal).

Marcus Wohlrab became a Director of the Company on March 1, 2007. Mr. Wohlrab is the Chairman of the Governance and Nomination Committee and is a member of the Compensation Committee.  From January 2010 to December 2010, Mr. Wohlrab served as the CEO of Barclay Technologies Holding AG. Since December 2010, Mr. Wohlrab serves as the CFO of Barclay Technologies Holding AG. In April 2001, Mr. Wohlrab founded Easting Capital Limited, a company that serves as a placing agent for credit and interest rate securities as well as negotiating public finance deals for large infrastructure projects as well as private companies. Easting Capital has recently been re-launched beginning 2008 with new shareholders and is now known as Clearmond AG registered in Switzerland. From October 2000 to April 2001, Mr. Wohlrab was Executive Vice President Market Development for Easdaq, the pan-European Stock Market for growth companies (later acquired by NASDAQ). From January 1998 to September 2000, he served as Director Europe and Middle East for NASDAQ International. He also founded, built and helped finance WinWatch/WinVista, a software programming entity focused on Internet and Windows security products. He was also Director of Corporate Finance for Modatech Systems, Assistant Director for the Union Bank of Switzerland, Vice President of Sales and Marketing for Paine Webber International, and Vice President for Wood Gundy/CIBC/Oppenheimer. Mr. Wohlrab received a Bachelor of Science degree in Mathematics and Geology from Devon University and is fluent in Italian, French, German and English.

Frederick Wasserman became a Director of the Company on July 17, 2007. Mr. Wasserman is the Chairman of the Audit Committee and is a member of the Governance and Nomination Committee. Mr. Wasserman is President of FGW Partners, LLC, a financial management consulting firm he started, effective as of May 1, 2008. From August 2005 to December 2006, he served as Chief Operating and Chief Financial Officer of Mitchell & Ness Nostalgia Company, a manufacturer of licensed sportswear. From January 2001 to February 2005, he served as President and Chief Financial Officer of Goebel of North America, a subsidiary of the manufacturer of M.I. Hummel products, W. Goebel Porzellanfabrik Company. From December 1995 to January 2001 he served as Vice-President of Finance and Chief Financial Officer of Papel Giftware, serving as the company’s interim president from May 2000 to January 2001. He also brings 13 years of public accounting experience, most notably work with each of Coopers & Lybrand and Eisner & Company. He received a Bachelor of Science degree in Economics from the University of Pennsylvania’s Wharton School, and has been a Certified Public Accountant. Mr. Wasserman also serves as a Director for the following companies: Acme Communications, Inc. (chairman- Nominating Committee, member- Audit Committee), Breeze-Eastern Corporation (Chairman- Audit Committee), TeamStaff, Inc. (Chairman- Board of Directors) and Gilman + Ciocia, Inc. (Chairman- Compensation Committee, Member- Audit Committee). From December 2006 to August 2010, Mr. Wasserman served on the Board of Directors of Allied Defense Group (Member-Audit Committee, Ethics and Governance Committee). From July 2007 to August 2010, he served on the Board of Directors of Crown Crafts, Inc.

Gerald M. Czarnecki  became a lead Director of the Company on August 13, 2008 and Chairman of our Board of Directors on September 23, 2009. Mr. Czarnecki is an ex officio member of each of the Audit Committee, Compensation Committee and Governance and Nomination Committee. Mr. Czarnecki has been the Chairman and CEO of The Deltennium Group, Inc., a privately held consulting and direct investment firm, since its founding in 1995. Since August 2007, Mr. Czarnecki has served as President and CEO of 02Media, Inc., a private organization providing direct response marketing campaign management and infomercial production, educational and branded entertainment TV programming and Internet marketing campaign management. From April 1, 2007 to January 15, 2008, Mr. Czarnecki served as interim President & CEO of Junior Achievement Worldwide, Inc., where he also serves on the board of directors, and as member of the Executive Committee, and Chairman of its Human Resources, Compensation and Pension Committees. Mr. Czarnecki is a member of the Board of Directors of State Farm Insurance Company and is Chairman of the Audit Committee, and a member of the Board of Directors of State Farm Bank and State Farm Fire & Casualty. He is also a member of the advisory board for Private Capital, Inc. and serves as a member of the Board of Trustees of National University and is Chairman of its Investment Committee. In addition he is Chairman of the Board of National Leadership Institute, a nonprofit organization dedication to facilitating quality leadership and governance in nonprofit organizations; Chairman of the National Association of Corporate Directors - Florida Chapter. Mr. Czarnecki holds a B.S. in Economics from Temple University and an M.A. in Economics from Michigan State University, a Doctor of Humane Letters from National University and is a Certified Public Accountant. Mr. Czarnecki is also the author of five books on Leadership and corporate governance. From June 2003 to April 2010, Mr. Czarnecki served on the Board of Directors of Del Global Technology, Inc., where he also served as the Chairman of its Audit Committee. From June 2006 to February 2010, Mr. Czarnecki served on the Board of Directors of Junior Achievement of South Florida, Inc.

W. Austin Lewis IV was appointed to the Board on January 27, 2009. Mr. Lewis serves as a member of the Audit Committee and the Compensation Committee. He currently serves as the Chief Executive Officer of Lewis Asset Management Corp., an investment management company headquartered in New York City which he founded in 2004. From 2003 to 2004, Mr. Lewis was employed at Puglisi & Company, a New York based broker-dealer registered with FINRA, where he served as a registered representative and managed individual client accounts, conducted due diligence for investment banking activities and managed his own personal account. In 2002, Mr. Lewis co-founded Thompson Davis, & Company, Inc., a registered broker-dealer headquartered in Richmond, Virginia. From 1998 to 2002, Mr. Lewis was employed by Branch Cabell and Company, Inc. in Richmond, Virginia (“Branch Cabell”) where he was a registered representative. Following the November 2000 acquisition of Branch Cabell by Tucker Anthony Incorporated (“Tucker Anthony”), Mr. Lewis served as a Vice-President for Tucker Anthony and subsequently RBC Dain Rauscher, Inc. which acquired Tucker Anthony in August of 2001. Mr. Lewis received his Bachelor of Science degree in Finance and Financial Economics from James Madison University in 1998.

Required Vote

Our Certificate of Incorporation, as amended, does not authorize cumulative voting. Delaware law and our Bylaws provide that directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the six (6) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

At the Annual Meeting a vote will be taken on a proposal to approve the election of the six (6) director nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION
OF THE SIX (6) DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Board of Directors

The Board oversees our business affairs and monitors the performance of our management. In accordance with our corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and by reading the reports and other materials sent to them and by participating in Board and committee meetings. Our directors hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal, or if for some other reason they are unable to serve in the capacity of director.

Director Independence

Our determination of independence of directors is made using the definition of “independent director” contained in Rule 5605(a)(2) of the rules of the NASDAQ Stock Market (“NASDAQ”), even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that Dwight B. Mamanteo, Marcus Wohlrab, Frederick Wasserman, Gerald Czarnecki and Austin Lewis are “independent” within the meaning of such rules. Michael Jamieson is not “independent” under these rules, due to his position as our Chief Executive Officer.

Board Meetings and Attendance

During fiscal 2010, the Board held thirty (30) physical and telephonic meetings. No incumbent director attended, either in person or via telephone, fewer than 75% of the aggregate of all meetings of the Board and committees, if any, on which each director served.  The Board also approved certain actions by unanimous written consent.

Annual Meeting Attendance

One of the Company’s six directors attended our 2010 Annual Meeting of Stockholders, which was held in Pompano Beach, Florida.

Stockholder Communications with the Board

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

Board Committees

Our Board of Directors has three standing committees of the Board: a Compensation Committee, an Audit Committee and Governance and Nomination Committee. As of December 11, 2010, the members of these committees are:

Compensation Committee	Audit Committee	Governance and Nomination Committee
Dwight B. Mamanteo - Chair	Frederick Wasserman** - Chair	Marcus Wohlrab – Chair
Marcus Wohlrab	Dwight B. Mamanteo	Dwight B. Mamanteo
W. Austin Lewis IV	W. Austin Lewis IV	Frederick Wasserman
Gerald M. Czarnecki -ex officio member	Gerald M. Czarnecki -ex officio member	Gerald M. Czarnecki -ex officio member

**The Board of Directors has determined that Frederick Wasserman is an “audit committee financial expert” as defined in Regulation S-K.

Audit Committee

The Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company, and such other duties as directed by the Board. The Committee’s purpose is to oversee the accounting and financial reporting processes of the Company, the audits of the Company’s financial statements, the qualifications of the public accounting firm engaged as the Company's independent auditor to prepare or issue an audit report on the financial statements of the Company, and the performance of the Company's internal and independent auditors. The Committee’s role includes a particular focus on the qualitative aspects of financial reporting to shareholders, the Company’s processes to manage business and financial risk, and compliance with significant applicable legal, ethical, and regulatory requirements. The Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditor.

During fiscal 2010, the Audit Committee held four (4) physical and telephonic meetings.

The Audit Committee’s charter was attached as Appendix A to the Company’s proxy statement relating to the Company’s 2008 Annual Meeting of Stockholders, which was filed with the SEC on May 15, 2008 and amended on May 19, 2008.

Compensation Committee

The Compensation Committee’s role is to discharge the Board’s responsibilities relating to compensation of the Company’s executives, to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, and to oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs, including stock and benefit plans.

During fiscal 2010, the Compensation Committee held four (4) physical and telephonic meetings.

The Compensation Committee’s charter was attached as Appendix B to the Company’s proxy statement relating to the Company’s 2008 Annual Meeting of Stockholders, which was filed with the SEC on May 15, 2008 and amended on May 19, 2008.

Governance and Nomination Committee

The Governance and Nomination Committee’s role is to appoint nominees for election to the Company’s Board of Directors, to identify and recommend candidates to fill vacancies occurring between annual shareholder meetings, to review, evaluate and recommend changes to the Company’s corporate governance policies, and to review the Company's policies and programs that relate to matters of corporate responsibility, including public issues of significance to the Company and its stakeholders. The Governance and Nomination Committee does not consider diversity in identifying nominees for director.

            During fiscal 2010, the Governance and Nomination Committee held three (3) physical and telephonic meetings.

The Governance and Nomination Committee’s charter was attached as Appendix C to the Company’s proxy statement relating to the Company’s 2008 Annual Meeting of Stockholders, which was filed with the SEC on May 15, 2008 and amended on May 19, 2008.

Family Relationships

There are no familial relationships among any of our officers and directors.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any Federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

In addition, the Company is not engaged in, nor is it aware of any pending or threatened, litigation in which any of its directors, executive officers, affiliates or owner of more than 5% of the Company’s Common Stock is a party adverse to the Company or has a material interest adverse to the Company.

DIRECTOR COMPENSATION FOR FISCAL 2010

During fiscal 2010, directors who were not officers of the Company received a $10,000 annual retainer, with the exception of the Chairman of the Board of Directors, who received a $35,000 annual retainer.  Directors who were not officers of the Company also received $7,500 for serving as Audit Committee Chairman, $6,000 for serving as Chairman of the Governance and Nomination or Compensation Committees, and $5,000 for serving as a Committee Member. Directors who are also executive officers of the Company do not receive any additional compensation for their service on the Board.

The following table reflects all compensation awarded to, earned by, or paid to the Company’s directors for the fiscal year ended June 30, 2010.

	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		Options Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
Michael G. Jamieson	—		—		—	—	—	—	—
Ian Warwick	—		—		—	—	—	—	—
Simon Chadwick	—		—		—	—	—	—	—
Dwight B. Mamanteo	26,000	(2)	6,785	(3)	—	—	—	—	32,785
Marcus Wohlrab	21,000		7,987	(4)	—	—	—	—	28,987
Frederick Wasserman	22,500		8,518	(5)	—	—	—	—	31,018
Gerald M. Czarnecki	35,000	(6)	8,359	(7)	—	—	—	—	43,359
W. Austin Lewis IV	20,000	(8)	8,353	(9)	—	—	—	—	28,353

(1)
The amount shown in the table reflects the dollar amount recognized for fiscal 2010 financial statement reporting purposes of the outstanding stock awards held by the directors in accordance with FAS 123R. Refer to the Company’s Consolidated Financial Statements for the Fiscal Years Ended June 30, 2010 and 2009, Note 1 “Stock Based Compensation” and Note 9 “Stockholders Equity” included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010, with respect to valuation assumptions for this stock grant. The directors held no other stock or option awards at June 30, 2010.

(2)	Includes 176,312 shares of Common Stock valued at market price on the date of issuance, net of income taxes of $4,550, and received in lieu of $19,500 of cash compensation.

(3)	Includes 83,674 shares valued at market price on the date of issuance, net of income taxes of $2,433.

(4)	Includes 98,304 shares valued at market price on the date of issuance.

(5)	Includes 104,850 shares valued at market price on the date of issuance.

(6)	Includes 280,313 shares of Common Stock valued at market price on the date of issuance, net of income taxes of $12,250, and received in lieu of $22,750 of cash compensation.

(7)	Includes 102,885 shares valued at market price on the date of issuance, net of income taxes of $4,502.

(8)	Includes 246,429 shares of Common Stock valued at market price on date of issuance, and received in lieu of $20,000 of cash compensation.

(9)	Includes 101,276 shares valued at market price on the date of issuance.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Our executive officers are:

Name	Age	Position
Michael Jamieson	43	Chief Executive Officer and Director
Charles F. Trapp	61	Chief Financial Officer

Biographical information about Michael Jamieson appears on page 6 above.

Charles F. Trapp was appointed Vice President of Finance and Chief Financial Officer on November 30, 2007, and Executive Vice President and Chief Financial Officer on July 1, 2010.  Prior to his employment with the Company, Mr. Trapp was the co-founder and President of Somerset Kensington Capital Co., a Bridgewater, New Jersey-based investment firm that provided capital and expertise to help public companies restructure and reorganize from 1997 until November 2007. Earlier in his career, he served as CFO and/or a board member for a number of public companies, including AW Computer Systems, Vertex Electronics Corp., Worldwide Computer Services and Keystone Cement Co. His responsibilities have included accounting and financial controls, federal regulatory filings, investor relations, mergers and acquisitions, loan and labor negotiations, and litigation management. Mr. Trapp is a Certified Public Accountant and received his Bachelor of Science degree in Accounting from St. Peter’s College in Jersey City, New Jersey.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The Compensation Committee (the “Compensation Committee” or the “Committee”) of the Board administers our executive compensation program. Each member of the Committee is a non-employee and an independent director. The Compensation Committee is responsible for establishing salaries, administering our incentive programs, and determining the total compensation for our Chief Executive Officer and other executive officers. The Compensation Committees seeks to achieve the following goals with our executive compensation programs: to attract, motivate, and retain key executives and to reward executives for value creation. The Compensation Committee seeks to foster a performance-oriented environment by tying a significant portion of each executive’s cash and equity compensation to the achievement of performance targets that are important to the Company and its stockholders. Our executive compensation program has three principal elements: base salary, cash bonuses, and equity incentives under a recently established 2007 Long-Term Stock Incentive Plan (the “LTIP”).

Unless otherwise noted, this Compensation Discussion and Analysis speaks as of the end of the fiscal year ended June 30, 2009.

Compensation Principles

We believe the top growing companies design their compensation program to attract, motivate, and retain highly talented individuals to drive business success. We further believe that the ideal programs tend to be principle-based rather than rules-based with such best practices compensation programs providing for the opportunity for executives and other key employees to achieve significant compensation upon the realization of objectives that clearly benefit a company and its shareholders. The Committee believes that best-practices plan will reflect the following principles:

(1)           Compensation should be related to performance

A proper compensation program should reinforce our Company’s business and financial objectives. Employee compensation will vary based on Company versus individual performance. When the Company performs well against the objectives that the Compensation Committee and Board will set, employees will receive greater incentive compensation. To the extent the business does not achieve or meet these objectives, incentive awards will be reduced or eliminated. An employee’s individual compensation will also vary based on his or her performance, contribution, and overall value to the business. Employees with sustained high performance should be rewarded more than those in similar positions with lesser performance.

(2)           Our employees should think like stockholders

The second critical principle of our compensation programs should be to foster an environment where our employees should act in the interests of the Company’s stockholders. We believe that the best way to encourage them to do that is through an equity interest in their company. Equity interest in a company can be achieved in several respects: the establishment of equity incentive plans that provide for the granting of equity-based awards, such as stock options and/or restricted stock or performance share units to employees. This requires the establishment of an omnibus long-term stock-based incentive plan, which LTIP was approved and adopted by our Board and shareholders. While this plan also provides for traditional stock options, we believe that options should not form the dominant focus of a proper incentive plan and that performance share units or performance vesting restricted stock grants represent a preferred form of equity incentive. The philosophy behind such a structure is that as employees earn more stock (as opposed to options) they will think more like stockholders. Put another way, when all employees become owners, they think and behave like owners.

(3)           Incentive compensation should be a greater part of total compensation for more senior positions

The proportion of an individual’s total compensation that varies with individual and Company performance objectives should increase as the individual’s business responsibilities increase. Thus, cash bonuses and LTIP-based compensation should form the overwhelmingly dominant portion of overall compensation for the Company’s senior employees and the milestones for payouts on those plans for our senior employees are based entirely on corporate results.

Compensation Targets

Our Compensation Committee with the input of the officers of the Company has established competitive targets for our executive officers that we believe reflect the challenges of our business and create an equity-focused culture throughout the entire Company.

We believe that in allocating compensation among these elements, the compensation of a company’s senior-most levels of management - those persons having the greatest ability to influence a company’s performance - should be predominantly performance-based, while more junior employees should receive a greater portion of their compensation based on their base salary.

These targets are described below under “Employment Agreements.”

Base Salary and Cash Incentive

We divide total cash compensation into a base salary portion and a cash incentive bonus portion. The Compensation Committee establishes the Chief Executive Officer’s targeted cash compensation first and then sets the cash compensation for other officers accordingly, based on the function served by that officer, that officer’s experience, and expected individual performance. Generally, we believe that the higher the level of responsibility of the executive within our Company, the greater the portion of that executive’s target total cash compensation that consists of the cash incentive component. The higher the executive’s level of responsibility within the Company, the greater the percentage of the executive’s compensation that should be tied to the Company’s performance.

Equity Incentive

Long-term performance is achieved through an ownership culture that encourages such performance by our executive officers through the use of stock and stock-based awards. The Committee believes that the use of stock and stock-based awards offers the best approach to properly achieving our goals. We believe that stock-based compensation provide the principal method for executive officers to acquire equity or equity-linked interests in the Company. We have implemented the LTIP which we will utilize for such a purpose, which has received shareholder approval.

Rationale for Paying each Element

Base compensation and participation in benefit plans are established to provide employees with appropriate industry competitive terms. Director retainers are paid partially to compensate directors for their considerable time investment and to assist directors in covering their indirect operating expenses as independent contractors. Annual incentive cash bonuses are paid to reward employees for performance and stockholder value enhancement in the current year, based upon targets set by the Board for the CEO and his direct reports, with the CEO establishing the individual targets for all other employees.

LTIP awards are designed to reward the building of long-term stockholder value, while providing modest, interim rewards in the pursuit of such longer-term objectives.

Determination of Amounts to Pay

Base salaries, benefits and potential cash bonuses are established based upon current market conditions. Where needed, outside consultants may be retained to assist in this process. Benefit plan structures may be evaluated periodically to determine market competitiveness with similar companies.

Stock-based awards to be granted are evaluated based upon projected total compensation levels for participants assuming certain objectives are achieved. Since the majority of the total potential compensation is based upon performance, our expectation is that the total projected compensation level be well above average, because the “at risk” compensation levels generally exceed 2/3 of anticipated compensation under the assumption that bonus targets are met. The Committee, taking into consideration management’s recommendations and with sign-off from all independent directors, will set each year’s goals and milestones, their weightings, and the formulas for award calculation. For accounting purposes, cash elements are expensed as earned. LTIP awards are expensed as provided for under FAS 123R, and are further described in the footnotes to the audited financial statements included in this Annual Report on Form 10-K.

How the Elements Interact

While each element is set with certain needs in mind, the Committee also looks at the total compensation package for each individual to determine that the total payout is appropriate to the level of responsibility attributable to each participant. The total compensation package will also include any bonus amounts and awards to be based on performance targets, when such targets are ultimately set by the Committee.

Chief Executive Officer Compensation

The Compensation Committee uses the same factors in determining the compensation of our CEO as it does for other senior officers.  Mr. Warwick’s annual base salary for fiscal 2009 was $300,000, pursuant to the terms of his employment agreement which was entered into effective as of December 1, 2008 and is described further below under “Employment Agreements.”  The terms of the Mr. Warwick’s employment agreement, a United Kingdom resident, also entitle Mr. Warwick to a make-whole payment that will restore him to the British Pound Sterling equivalent that existed on the effective date of the agreement in the event that the value of the U.S. Dollar relative to the British Pound Sterling increases such that his base salary is reduced, as a result of such currency translation, by 10% or more.

Historically, Mr. Warwick’s salary was set pursuant to his employment agreement that was entered into with our former parent, ADNW.  Following our spinoff from ADNW, we entered into the employment agreement described below, and used a peer group for comparison purposes for evaluation of his salary. The peer group was determined by our independent directors. Our independent directors surveyed companies whose revenue base and organizational size were consistent with ours as well as several companies within our industry, which we defined as business and supply chain management software solutions. The peer group was thus created from a group of companies that were both similar in size as well as companies within our industry segment. Finally, we compared the peer group to compensation for similar companies that were in the midst of a turnaround.

Mr. Warwick resigned from the Company effective January 31, 2010.  Pursuant to the terms of the Separation Agreement entered into on January 20. 2010 with Mr. Warwick, the Company agreed to pay $300,000 in termination payments, payable over six months, and additional payments of $75,000 if certain events occur.

Employment Agreements

Effective as of December 1, 2008 (the “Effective Date”), upon the approval of our Board of Directors, we entered into employment agreements with each of Ian Warwick, our President and Chief Executive Officer, Charles F. Trapp, our Executive Vice President and Chief Financial Officer, and Simon Chadwick, our Executive Vice President and Chief Operating Officer.

Ian Warwick Employment Agreement

The Employment Agreement with Mr. Warwick (the “Warwick Agreement”) is for an initial term of two and one-half years from the Effective Date, and is automatically renewable for successive one-year periods unless terminated by Mr. Warwick or us. Mr. Warwick will receive an annual base salary of $300,000, payable in U.S. dollars. The annual salary is increased to $350,000 upon our achievement of a market capitalization goal of $50 million for at least 25 consecutive trading days. The terms of the Warwick Agreement also entitles Mr. Warwick, a United Kingdom resident, to a make-whole payment that will restore him to the British Pound Sterling equivalent that existed on the Effective Date in the event that the value of the U.S. Dollar relative to the British Pound Sterling increases such that his base salary is reduced, as a result of such currency translation, by 10% or more (the “Make-Whole Payment”).

The Warwick Agreement also provides for an appointment to our Board of Directors, on which Mr. Warwick already serves.

Mr. Warwick is eligible for a performance-based annual cash incentive bonus of up to 150% of his base salary in any fiscal year depending on the extent to which the applicable performance goal(s) of the Company, which are to be established by our Compensation Committee or pursuant to a formal bonus plan, are achieved, subject to any operating covenants in place with respect to outstanding bank debt. The Compensation Committee established an EBITDA-related target for the fiscal year ended June 30, 2009, with respect to Mr. Warwick’s potential incentive bonus for fiscal 2009.

In addition, Mr. Warwick is entitled to participate in all of our benefit plans and our equity-based compensation plans, which currently consists of our LTIP. Pursuant to the Warwick Agreement, Mr. Warwick is to be awarded two grants of 3-year performance share unit awards under the LTIP, each for 500,000 performance share units as a base objective, with 30% of the award vesting in the first year of the grant provided that the base target for that year is met, 30% of the award vesting in the second year of the grant provided that the base target for the second year is met, and 40% of the award vesting in the third and final year of the grant provided that the base target for the third year is met (“Performance Share Units”). The performance measures for these awards, which have been set by the Compensation Committee, are based on increases in our earnings per share (“EPS”) and return on invested capital (“ROIC”). Further, with respect to both awards in each grant year, (i) if the Company’s results amount to less than 80% of the established target(s), none of the awards will vest; (ii) if the Company’s results are equal to 80% of the established target(s), 50% of the award will vest; (iii) if the Company’s results are equal to 100% of the established target(s), 100% of the award will vest; and (iv) if the Company’s results are equal to or better than 120% of the established target(s), 150% of the award will vest. Results between these established parameters will be interpolated.

The Warwick Agreement also entitles Mr. Warwick to be granted options to purchase 300,000 shares of our common stock under the LTIP. These options will vest as to one-third of the award on each of the first three anniversaries of the grant date, at a strike price of $0.75, $1.00 and $1.25, respectively. The options expire ten years from the grant date.

The Warwick Agreement provides that in the event Mr. Warwick’s employment is terminated for Good Reason, for any reason other than for Cause, Death or Disability or for Good Reason during the 30-day period immediately following the first anniversary of the Effective Date (the “Window Period”), he is entitled to, among other things, a severance payment equal to his 12 months base salary. In addition, under such circumstances, all of Mr. Warwick’s stock options, stock appreciation rights and restricted stock will immediately vest and be payable in shares of our common stock and all of his performance share units that would vest in the course of any fiscal year shall vest on a pro rata basis.

Mr. Warwick resigned from the Company effective January 31, 2010.  Pursuant to the terms of the Separation Agreement entered into on January 20. 2010 with Mr. Warwick, the Company agreed to pay $300,000 in termination payments, payable over six months, and additional payments of $75,000 if certain events occur.

Charles F. Trapp Employment Agreement

The Employment Agreement with Mr. Trapp (the “Trapp Agreement”) is for an initial term of one year from the Effective Date, and is automatically renewable for successive one-year periods unless terminated by Mr. Trapp or us. Mr. Trapp will receive an annual base salary of $220,000, payable in U.S. dollars. Mr. Trapp is eligible for a performance-based annual cash incentive bonus of up to 150% of his base salary in any fiscal year depending on the extent to which the applicable performance goal(s) of the Company, which are to be established by the Compensation Committee or pursuant to a formal bonus plan, are achieved, subject to any operating covenants in place with respect to outstanding bank debt. The Compensation Committee established an EBITDA-related target for the fiscal year ended June 30, 2009, with respect to Mr. Trapp’s potential incentive bonus for fiscal 2009.

In addition, Mr. Trapp is entitled to participate in all of our benefit plans and equity-based compensation plans, which currently consists of the LTIP. Mr. Trapp will be awarded two grants of 3-year Performance Share Unit awards under the LTIP, each for 300,000 performance share units as a base objective, with the same terms, performance targets and metrics as Mr. Warwick’s Performance Share Unit awards described above. Mr. Trapp also will be granted options to purchase 100,000 shares of our common stock under the LTIP. These options will vest as to one-third of the award on each of the first three anniversaries of the grant date, at a strike price of $0.75, $1.00 and $1.25, respectively. The options expire ten years from the grant date.

The Trapp Agreement provides that in the event Mr. Trapp’s employment is terminated for Good Reason, for any reason other than for Cause, Death or Disability or for Good Reason during the Window Period, Mr. Trapp is entitled to, among other things, a severance payment equal to his 12 months base salary, all of Mr. Trapp’s stock options, stock appreciation rights and restricted stock shall immediately vest and be payable in shares of our common stock and all of his performance share units that would vest in the course of any fiscal year shall vest on a pro rata basis.  The Employment Agreement with Mr. Trapp was not renewed on November 30, 2009, but Mr. Trapp has continued as Chief Financial Officer and Vice President, Finance for the Company.

Simon Chadwick Employment Agreement

The Employment Agreement with Mr. Chadwick (the “Chadwick Agreement”) is for an initial term of two years from the Effective Date, and is automatically renewable for successive one-year periods unless terminated by Mr. Chadwick or us. Mr. Chadwick will receive an annual base salary of $225,000, payable in U.S. dollars. The terms of the Chadwick Agreement also entitles Mr. Chadwick, a United Kingdom resident, to a Make-Whole Payment consistent with the one awarded to Mr. Warwick.

The Chadwick Agreement also provides for an appointment to our Board of Directors, on which he already serves.

Mr. Chadwick is eligible for a performance-based annual cash incentive bonus of up to 150% of his base salary in any fiscal year depending on the extent to which the applicable performance goal(s) of the Company, which are to be established by the Compensation Committee or pursuant to a formal bonus plan, are achieved, subject to any operating covenants in place with respect to outstanding bank debt. The Compensation Committee established an EBITDA-related target for the fiscal year ended June 30, 2009, with respect to Mr. Chadwick’s potential incentive bonus for fiscal 2009.

In addition, Mr. Chadwick is entitled to participate in all of our benefit plans and our equity-based compensation plans, which currently consists of the LTIP. Mr. Chadwick will be awarded two grants of 3-year Performance Share Unit awards under the LTIP, each for 400,000 performance share units as a base objective, with the same terms, performance targets and metrics as Mr. Warwick’s and Mr. Trapp’s Performance Share Unit awards described above. The Chadwick Agreement also grants Mr. Chadwick options to purchase 200,000 shares of our common stock under the LTIP. These options will vest as to one-third of the award on each of the first three anniversaries of the grant date, at a strike price of $0.75, $1.00 and $1.25, respectively. The options expire ten years from the grant date.

In the event Mr. Chadwick’s employment is terminated for Good Reason, for any reason other than for Cause, Death or Disability or for Good Reason during the Window Period, Mr. Chadwick is entitled to, among other things, a severance payment equal to his 12 months base salary, all of Mr. Chadwick’s stock options, stock appreciation rights and restricted stock shall immediately vest and be payable in shares of our common stock and all of his performance share units that would vest in the course of any fiscal year shall vest on a pro rata basis.

Mr. Chadwick resigned from the Company effective January 31, 2010.  Pursuant to the terms of the Separation Agreement entered into on January 20. 2010 with Mr. Chadwick, the Company agreed to pay $225,000 in termination payments, payable over six months, and additional payments of $50,000 if certain events occur.

Severance Benefits

As described above, each of the employment agreements with our officers contains a severance benefit for that officer if he or she is terminated other than for cause or the officer leaves the Company after a change in control, provided they leave for “good reason.” We provide this benefit because we want executives to focus on the Company’s business and enhancing stockholder value without undue concern about any possible loss of their job.

Retirement Plans

We do not offer retirement plans for our officers.

Change in Control

Each officer’s employment agreement contains standard provisions that protect that officer in the event there is a change in control that has not been approved by our Board of Directors. In addition, our LTIP provides for acceleration of vesting in the event of a change in control.

The precise terms and conditions of each employment agreement is described above.

Perquisites

We offer limited perquisites for our executives. We may offer life insurance policies for our Named Executive Officers, but as of the date of this report, have yet to establish those policies.

Board Process

The Compensation Committee of the Board of Directors approves all compensation and awards to executive officers, which include the Chief Executive, the Chief Financial Officer, and Chief Operating Officer, and any other Named Executive Officers. Generally, on its own initiative the Compensation Committee reviews the performance and compensation of the Chief Executive, Chief Financial Officer, and Chief Operating Officer and, following discussions with those individuals, establishes their compensation levels where it deems appropriate. For the remaining officers, the Chief Executive Officer makes recommendations to the Compensation Committee that generally, with such adjustments and modifications that are deemed necessary or appropriate by the Committee, are approved. With respect to equity-based compensation awarded to others, the Compensation Committee grants restricted stock, generally based upon the recommendation of the Chief Executive Officer.

The Compensation Committee believes that objectives cannot be established in a vacuum and thus invites management’s input into the establishment of milestones. Although Committee meetings are held in executive session, without management’s presence, the Committee (and from time to time individual members of the Committee) routinely meets with senior officers of the Company to discuss objectives, to explain the rationale for certain objectives or milestones, and to assure that it has management’s input in assessing the consequences of decisions made in Committee, for instance, the impact that its decisions may have on our financial statements. The Committee’s interactions with management seek to achieve a balance between receiving management’s buy-in for objectives and assuring that management is not actually or effectively establishing the terms and parameters for its own compensation.

Forward-Looking Statements

Disclosures in this Compensation Discussion & Analysis may contain certain forward-looking. Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as “anticipate,” “estimate,” “approximate,” “expect,” “intend,” “plan,” “believe” and other words of similar meaning in connection with any discussion of future operating or financial matters.

Without limiting the generality of the foregoing, forward-looking statements contained in this report include the matters discussed regarding the expectation of compensation plans, strategies, objectives, and growth and anticipated financial and operational performance of the Company and its subsidiaries. A variety of factors could cause the Company’s actual results to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to those set forth herein.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company does not intend to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Compensation Committee Report

The Report of the Compensation Committee (the “Compensation Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Compensation Report by reference therein.

Recommendations of the Compensation Committee. We have reviewed and discussed the Compensation Discussion & Analysis (“CD&A”) with the Company’s management. Based on this review and these discussions, we recommended to the Board of Directors that the CD&A be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010.

This Compensation Report has been furnished by the Compensation Committee of the Board of Directors.

Dwight B. Mamanteo, Chair
Marcus Wohlrab
W. Austin Lewis IV
Gerald M. Czarnecki - ex officio member

Summary Compensation Table for Fiscal Years 2010, 2009 and 2008

The following table sets forth information for the fiscal years ended June 30, 2010, 2009 and 2008 concerning the compensation paid and awarded to all individuals serving as (a) our Chief Executive Officer, Michael G. Jamieson, as of the end of our fiscal year ended June 30, 2010, (b) the two most highly compensated executive officers (other than our Chief Executive Officer) of ours and our subsidiaries who were serving as executive officers at the end of our fiscal year ended June 30, 2010, whose total compensation exceeded $100,000 for these periods, Charles F. Trapp, and (c) up to two additional individuals for whom disclosure would have been provided pursuant to (b) except that they were not serving as executive officers at the end of such fiscal years, Ian Warwick and Simon Chadwick.  These individuals may be collectively referred to herein as our “Named Executive Officers.”

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Michael G. Jamieson, (1)
Chief Executive Officer,
President and Director	2010	80,428	—	17,600	(5)	—	—	—	—	98,028

Ian Warwick (2)	2010	475,000	—	—		—	—	—	—	—
Former Chief Executive	2009	292,828	—	—		—	—	—	—	292,828
Officer, President and Director	2008	349,195	—	—		—	—	—	—	349,195

Simon Chadwick (3)	2010	356,250	—	—		—	—	—	—	—
Former Chief Operating	2009	218,780	—	—		—	—	—	—	218,780
Officer and Director	2008	259,402	—	—		—	—	—	—	259,402

Charles F. Trapp (4)	2010	220,000	—	13,200	(6)	—	—	—	—	233,200
Executive Vice President,	2009	224,166	—	5,775	(6)	—	—	—	—	229,941
and Chief Financial Officer	2008	214,583	—	25,500	(6)	—	—	—	—	240,083

(1)
Reflects salary paid to Mr. Jamieson for services rendered to us and our subsidiaries during fiscal 2010 as MAM’s Chief Executive Officer and President.  Salary was paid by a subsidiary of the Company in British pounds at an annual salary of 122,000 GBP per year.  Mr. Jamieson became Interim Chief Executive Officer and Interim President on February 1, 2010 and was paid 50,830 GBP for the period from February 1, 2010 to June 30, 2010 pursuant to the terms of Mr. Jamieson’s employment agreement with our subsidiary.  The amount shown for 2010 was translated to US dollars based on a June 30, 2010 currency conversion rate of 1 GBP = $1.5823 (or $80,428). Mr. Jamieson did not receive any additional compensation for his services as a director on our Board of Directors.

(2)
Mr. Warwick resigned his position as Chief Executive Officer, President and Director effective as of January 31, 2010.  Reflects salary paid to Mr. Warwick for services rendered to us and our subsidiaries during fiscal 2010, 2009 and 2008 as MAM’s Chief Executive Officer and President.  The salary for the period from July 1, 2009 to January 31, 2010 was paid in US dollars at an annual base rate of $300,000 (or $175,000 for the period), pursuant to the terms of Mr. Warwick’s employment agreement.  Pursuant to the terms of Mr. Warwick’s Separation Agreement he was paid $300,000 in six equal monthly installments of $50,000 per month.  Mr. Warwick was paid in British pounds at an annual salary of 175,000 GBP for each of the 2008 fiscal year, and for the period from July 1, 2008 to November 30, 2008 (or 72,916 GBP).  Salary for the period from December 1, 2008 through June 30, 2009 was paid in US dollars at an annual base rate of $300,000 (or $175,000 for the period), pursuant to the terms of Mr. Warwick’s employment agreement.   The amount shown for 2008 was translated to US dollars based on a June 30, 2008 currency conversion rate of 1 GBP = $1.9954.  The portion of Mr. Warwick’s salary for fiscal 2009 which was paid in British pounds (for the period from July 1, 2008 through November 30, 2008) was translated to US dollars based on the June 30, 2009 currency conversion rate of 1 GBP= $1.61593 (or $117,828). Mr. Warwick did not receive any additional compensation for his services as a director on our Board of Directors.

(3)
Mr. Chadwick resigned his position as Chief Operating Officer and Director effective as of January 31, 2010.  Reflects salary paid to Mr. Chadwick for services rendered to us and our subsidiaries during fiscal 2010, 2009 and 2008 as MAM’s Chief Operating Officer.  The Salary for the period from July 1, 2009 to January 31, 2010 was paid in US dollars at an annual base rate of $225,000 (or $131,250 for the period), pursuant to the terms of Mr. Chadwick’s employment agreement.  Pursuant to the terms of Mr. Chadwick’s Separation Agreement he was paid $225,000 in six equal monthly installments of $37,500 per month. Salary was paid in British pounds at an annual salary of 130,000 GBP for each of the 2008 fiscal year, and for the period from July 1, 2008 to November 30, 2008 (or 54,167 GBP).  Salary for the period from December 1, 2008 through June 30, 2009 was paid in US dollars at an annual base rate of $225,000 (or $131,250 for the period), pursuant to the terms of Mr. Chadwick’s employment agreement.   The amount shown for 2008 was translated to US dollars based on a June 30, 2008 currency conversion rate of 1 GBP = $1.9954.  The portion of Mr. Chadwick’s salary for fiscal 2009 which was paid in British pounds (for the period from July 1, 2008 through November 30, 2008) was translated to US dollars based on the June 30, 2009 currency conversion rate of 1 GBP= $1.61593 (or $87,530). Mr. Chadwick did not receive any additional compensation for his services as a director on our Board of Directors.

(4)
Mr. Trapp was appointed Vice President Finance and Chief Financial Officer effective as of December 1, 2007. For the year ended June 30, 2010, the amount shown in the table reflects salary in the amount of $91,667 earned for services in these capacities between July 1, 2009 and November 30, 2009, pursuant to the terms of Mr. Trapp’s employment agreement, as well as salary in the amount of $128,333 earned for services between December 1, 2009 and June 30, 2010 pursuant to a month to month verbal agreement. The salary for fiscal 2010 also includes $22,000 that was deferred and contributed by Mr. Trapp to the Company’s plan established under section 401(k) of the Internal Revenue Code of 1986, as amended.  For the year ended June 30, 2009, the amount shown in the table reflects salary in the amount of $95,833 earned for services in these capacities between July 1, 2008 and November 30, 2008, as well as salary in the amount of $128,333 earned for services between December 1, 2008 and June 30, 2009 pursuant to the terms of Mr. Trapp’s employment agreement. The salary for fiscal 2009 also includes $20,500 that was deferred and contributed by Mr. Trapp to the Company’s plan established under section 401(k) of the Internal Revenue Code of 1986, as amended.  For the year ended June 30, 2008, the amount shown in the table reflects salary in the amount of $134,167 earned for services between December 1, 2007 and June 30, 2008, as well as salary in the amount of $80,416 earned for services as an accountant prior to his appointment as an officer. The salary for fiscal 2008 also includes $20,500 that was deferred and contributed by Mr. Trapp to the Company’s plan established under section 401(k) of the Internal Revenue Code of 1986, as amended.

(5)
The amount shown in the “Stock Awards” column reflects the dollar amount recognized for fiscal 2010 financial statement reporting purposes of the outstanding stock awards held by Mr. Jamieson in accordance with FAS 123R. Stock award represent an award on May 13, 2008 of 1,000,000 shares of Common Stock with a grant date closing price of $0.10 per share, of which 34% or 340,000 shares vested immediately on the date of grant. The remaining 66% of the shares or 660,000 shares will vest in three equal installments of 220,000 shares on each of the first, second and third anniversaries of the grant date. The shares were not issued pursuant to any existing compensation plan. Refer to the Company’s Consolidated Financial Statements for the Fiscal Years Ended June 30, 2010 and 2009, Note 1 “Stock Based Compensation” and Note 9 “Stockholders Equity” included in this Annual Report on Form 10-K, with respect to valuation assumptions for this stock grant. Mr. Jamieson held no other stock or option awards at June 30, 2010 and 2009, respectively.

(6)
The amount shown in the “Stock Awards” column reflects the dollar amount recognized for fiscal 2010, 2009 and 2008 financial statement reporting purposes of the outstanding stock awards held by Mr. Trapp in accordance with FAS 123R. Stock award represent an award on May 13, 2008 of 750,000 shares of Common Stock with a grant date closing price of $0.10 per share, of which 34% or 255,000 shares vested immediately on the date of grant. The remaining 66% of the shares or 495,000 shares will vest in three equal installments of 165,000 shares on each of the first, second and third anniversaries of the grant date. The shares were not issued pursuant to any existing compensation plan. Refer to the Company’s Consolidated Financial Statements for the Fiscal Years Ended June 30, 2010 and 20097, Note 1 “Stock Based Compensation” and Note 9 “Stockholders Equity” included in this Annual Report on Form 10-K, with respect to valuation assumptions for this stock grant. Mr. Trapp held no other stock or option awards at June 30, 2010 and 20098, respectively.

Employment Agreements with Executive Officers

Effective as of July 1, 2010, the first day of our fiscal year, upon the approval of our Compensation Committee, we entered into employment agreements, including a bonus plan, with each of Michael Jamieson, our President and Chief Executive Officer and Charles F. Trapp, our Executive Vice President and Chief Financial Officer.

Michael Jamieson Employment Agreement

The Employment Agreement with Mr. Jamieson (the “Jamieson Agreement”) is for an initial term of three years from the Effective Date, and is automatically renewable for successive one-year periods unless terminated by Mr. Jamieson or us. Mr. Jamieson will receive an annual base salary of 150,000 GBP (approximately US$225,000), payable in British Pounds Sterling.

Mr. Jamieson is eligible for a performance-based annual cash incentive bonus depending on the extent to which the applicable performance goal(s) of the Company, which are to be established by our Compensation Committee of our Board of Directors (“Compensation Committee”) or pursuant to a formal bonus plan, are achieved, subject to any operating covenants in place with respect to outstanding bank debt. The Compensation Committee established an EBITDA-related target for the fiscal year ended June 30, 2011, with respect to Mr. Jamieson’s potential incentive bonus for fiscal 2011.

In addition, Mr. Jamieson is entitled to participate in all of our benefit plans and our equity-based compensation plans, which currently consists of our 2007 Long-Term Incentive Plan (the “LTIP”). Pursuant to the Jamieson Agreement, Mr. Jamieson is to be awarded 500,000 restricted common shares under the LTIP (the “Stock Grant”).  The shares will vest ratably over a three-year period, with 20% vesting on the first anniversary of the Stock Grant, 30% vesting on the second anniversary of the Stock Grant, and 50% vesting on the third anniversary of the Stock Grant.

The Jamieson Agreement also entitles Mr. Jamieson to be granted options to purchase 2,109,375 shares of our common stock under the LTIP (the “Option Grant”). These options will vest on the third anniversary of the grant date, at a strike price of $0.08 per share, depending on the extent to which certain performance targets have been met. The options expire ten years from the grant date, if vested.  If the Company’s results: (i) amount to less than 80% of the established target(s), none of the Option Grant will vest; (ii) are equal to 80% of the established target(s), 25% of the Option Grant will vest; (iii) are equal to 100% of the established target(s), 50% of the award will vest; and (iv) are equal to or better than 120% of the established target(s), 100% of the Option Grant will vest. Results between these established parameters will be interpolated.  The Option Grant will vest immediately upon a Change of Control.

The Jamieson Agreement provides that in the event Mr. Jamieson’s employment is terminated by the Company other than for Cause or Disability, or Mr. Jamieson shall terminate his employment for Good Reason, he is entitled to, among other things, a severance payment equal to his 12 months base salary. In addition, under such circumstances, all of Mr. Jamieson’s stock appreciation rights and restricted stock will immediately vest and all vested stock options and stock appreciation rights shall be payable in shares of our common stock.

Charles F. Trapp Employment Agreement

The Employment Agreement with Mr. Trapp (the “Trapp Agreement”) is for an initial term of three years from the Effective Date, and is automatically renewable for successive one-year periods unless terminated by Mr. Trapp or us. Mr. Trapp will receive an annual base salary of $195,000, payable in U.S. dollars. Mr. Trapp is eligible for a performance-based annual cash incentive bonus depending on the extent to which the applicable performance goal(s) of the Company, which are to be established by the Compensation Committee or pursuant to a formal bonus plan, are achieved, subject to any operating covenants in place with respect to outstanding bank debt. The Compensation Committee established an EBITDA-related target for the fiscal year ended June 30, 2011, with respect to Mr. Trapp’s potential incentive bonus for fiscal 2011.

In addition, Mr. Trapp is entitled to participate in all of our benefit plans and equity-based compensation plans, which currently consists of the LTIP. Pursuant to the Trapp Agreement, Mr. Trapp is to be awarded 200,000 restricted common shares under the LTIP (the “Stock Grant”).  The shares will vest ratably over a three-year period, with 20% vesting on the first anniversary of the Stock Grant, 30% vesting on the second anniversary of the Stock Grant, and 50% vesting on the third anniversary of the Stock Grant.

The Trapp Agreement also entitles Mr. Trapp to be granted options to purchase 1,828,125 shares of our common stock under the LTIP (the “Option Grant”). These options will vest on the third anniversary of the grant date, at a strike price of $0.08 per share, depending on the extent to which certain performance targets have been met. The options expire ten years from the grant date, if vested.  If the Company’s results: (i) amount to less than 80% of the established target(s), none of the Option Grant will vest; (ii) are equal to 80% of the established target(s), 25% of the Option Grant will vest; (iii) are equal to 100% of the established target(s), 50% of the award will vest; and (iv) are equal to or better than 120% of the established target(s), 100% of the Option Grant will vest.  Results between these established parameters will be interpolated.  The Option Grant will vest immediately upon a Change of Control.

The Trapp Agreement provides that in the event Mr. Trapp’s employment is terminated by the Company other than for Cause or Disability, or Mr. Trapp shall terminate his employment for Good Reason, he is entitled to, among other things, a severance payment equal to his 12 months base salary. In addition, under such circumstances, all of Mr. Trapp’s stock appreciation rights and restricted stock will immediately vest and all vested stock options and stock appreciation rights shall be payable in shares of our common stock.

Other Compensation

Other than as described above, there were no post-employment compensation, pension or nonqualified deferred compensation benefits earned by the executive officers during the year ended June 30, 2010.  We do not have any retirement, pension, or profit-sharing programs for the benefit of our directors, officers or other employees. The Board of Directors may recommend adoption of one or more such programs in the future.

Outstanding Equity Awards at 2010 Fiscal Year End

The following table provides information relating to the vested and unvested option and stock awards held by the named executives as of June 30, 2010. Each award to each named executive is shown separately, with a footnote describing the award’s vesting schedule.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Option (# Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units Or Other Rights That Have Not Vested ($)
Michael G. Jamieson	—	—	—	—	—	220,000	(1)	$17,600	(3)	—	—
Charles F. Trapp	—	—	—	—	—	165,000	(2)	$13,200	(3)	—	—
Ian Warwick	—	—	—	—	—	—		—		—	—
Simon Chadwick	—	—	—	—	—	—		—		—	—

(1)
Stock awards represent an award on May 13, 2008 to Mr. Jamieson of 1,000,000 shares of Common Stock with a grant date fair value of $0.10 per share, of which 34%, or 340,000 shares, vested immediately on the date of grant, 220,000 shares valued at $.035 per share vested on May 13, 2009 and 220,000 shares valued at $.08 per share vested on May 13, 2010 The remaining 220,000 shares reflected in the table, will vest on May 13, 2011. The shares were not issued pursuant to any existing compensation plan.

(2)
Stock awards represent an award on May 13, 2008 to Mr. Trapp of 750,000 shares of Common Stock with a grant date fair value of $0.10 per share, of which 34%, or 255,000 shares, vested immediately on the date of grant and 165,000 shares valued at $.035 per share vested on May 13, 2009 and 165,000 shares valued at $.08 per share vested on May 13, 2010. The remaining 165,000 shares reflected in the table, will vest on May 13, 2011. The shares were not issued pursuant to any existing compensation plan.

(3)	Based on the closing price of $0.08 of the Company’s Common Stock on June 30, 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Transactions with ComVest Capital LLC and its affiliate, Commonwealth Associates LP

ComVest Capital LLC

ComVest Capital LLC (“ComVest”) was the Company’s senior secured lender during fiscal year 2010 and though the first quarter of fiscal year 2011 and until its repayment in October 2010.  During fiscal 2008, ComVest extended to the Company a $1,000,000 secured revolving credit facility and a $5,000,000 term loan pursuant to the terms of a Revolving Credit and Term Loan Agreement (the “Loan Agreement”), a Revolving Credit Note and a Convertible Term Note, each dated December 21, 2007.  The material terms of these loans are described further below. In connection with this transaction, the Company issued to ComVest warrants to purchase an aggregate of 5,083,333 shares of the Company’s common stock. The material terms of these warrants are described further below.

At the time the loans were made, ComVest was not a party related to the Company. Each of these loans were made in the ordinary course of business, were made on the substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and did not involve more than the normal risk of collectability or present other unfavorable features.  As a result of the issuance of the Convertible Term Note and the warrants, ComVest became a shareholder of the Company, and currently may be deemed to have beneficial ownership of approximately 10.79%  of the Company’s common stock (including certain warrants held by Commonwealth Associates LP, see below).

Credit Facility and Revolving Credit Note. Pursuant to the terms of the Loan Agreement, the Credit Facility was available to the Company through November 30, 2009, unless the maturity date was extended, or the Company prepaid the Term Loan (described below) in full, in each case in accordance with the terms of the Loan Agreement. The Credit Facility provided for borrowing capacity of an amount up to (at any time outstanding) the lesser of the Borrowing Base at the time of each advance under the Credit Facility, or $1,000,000. The borrowing base at any time would be an amount determined in accordance with a borrowing base report that the Company was required to provide to the lender, based upon the Company’s Eligible Accounts and Eligible Inventory, as such terms were defined in the Loan Agreement.  The Loan Agreement provided for advances to be limited to (i) 80% of Eligible Accounts plus, in ComVest’s sole discretion, (ii) 40% of Eligible Inventory, minus (iii) such reserves as ComVest would establish from time to time in its discretion.  As of June 30, 2009, the borrowing base was $1,385,000.

In connection with the Credit Facility, the Company issued a Revolving Credit Note (the “Credit Note”) on December 21, 2007 payable to ComVest in the principal amount of $1,000,000, initially bearing interest at a rate per annum equal to the greater of (a) the prime rate, as announced by Citibank, N.A. from time to time, plus two percent (2%), or (b) nine and one-half percent (9.5%). The applicable interest rate would be increased by four hundred (400) basis points during the continuance of any event of default under the Loan Agreement. Interest was computed on the daily unpaid principal balance and was payable monthly in arrears on the first day of each calendar month commencing January 1, 2008. Interest was also payable upon maturity or acceleration of the Credit Note.  On June 17, 2010, the interest rate was increased from 9.5% to 13.5% for an event of default under the Loan Agreement.

During the Company’s fourth fiscal quarter of 2008, the Company drew down $500,000 of the Credit Facility, and drew down the remaining $500,000 during the first and second fiscal quarter of 2009.  As a result, as of June 30, 2009, the outstanding principal due on the credit facility was $1,000,000, and as of June 30, 2009, the entire credit facility had been drawn down.  As of June 30, 2009, the Company had not yet repaid any principal.  As described above, this loan the bore interest at a rate of 13.5%.  During fiscal 2008, the Company paid $2,045 in interest payments, and during fiscal 2009, the Company paid $117,281 including fees of $27,000.

Term Loan and Convertible Term Note.   In addition to the Credit Facility, ComVest extended a Term Loan, evidenced by a Convertible Term Note (the “Term Note”) issued on December 21, 2007, in the principal amount of $5,000,000. The Term Loan was a one-time loan, and unlike the Credit Facility, the principal amount was not available for re-borrowing.  The Term Note bore interest at a rate of eleven percent (11%) per annum, except that during the continuance of any event of default, the interest rate would be increased to sixteen percent (16%).  On June 17, 2010, the interest rate was increased to 16% for an event of default under the Loan Agreement.

Initially, the Term Note was payable in 23 equal monthly installments of $208,333 each, payable on the first day of each calendar month commencing January 1, 2009, through November 1, 2010, with the balance due on November 30, 2010.  The amortization schedule was subsequently modified, and was delayed for one year so that payments commenced on January 1, 2010, pursuant to an amendment of the Loan Agreement during the quarter ended June 30, 2008 (see below).

The number of shares issuable upon conversion of the Term Note and the conversion price may be proportionately adjusted in the event of any stock dividend, distribution, stock split, stock combination, stock consolidation, recapitalization or reclassification or similar transaction.  In addition, the number of conversion shares, and/or the conversion price could be adjusted in the event of certain sales or issuances of shares of the Company’s common stock, or securities entitling any person to acquire shares of common stock, at any time while the Term Note is outstanding, at an effective price per share which was less than the then-effective conversion price of the Term Note.  The principal and interest payable on the Term Note was initially convertible into shares of the Company’s common stock at the option of ComVest, at an initial conversion price of $1.50 per share. On July 3, 2008, the conversion price was reduced to approximately $1.49 per share following the Company’s subsequent issuance of shares of common stock and warrants at an effectively lower price.  Consequently, the number of shares issuable upon conversion of the principal amount of the Term Note was increased to 3,361,345 shares from 3,333,333 shares. The Company also may require conversion of the principal and interest under certain circumstances.

Since December 21, 2007, the principal amount due on the Term Note has been $5,000,000. At June 30, 2009, the Company had not repaid any principal. As described above, this loan currently bears interest at a rate of 16%. During fiscal 2009 and 2008, the Company paid $842,000 and $290,278, respectively, in interest payments.

Warrants.   In connection with the Loan Agreement, the Company issued warrants to ComVest to purchase the following amounts of shares of the Company’s common stock, exercisable after December 21, 2007 and expiring December 31, 2013: a) warrants to purchase 1,000,000 shares of common stock at an initial exercise price of $0.3125 per share;  b) warrants to purchase 2,000,000 shares of common stock at an initial exercise price of $0.39 per share; and c) warrants to purchase 2,083,333 shares of the Company’s common stock at an initial exercise price of $0.3625 per share.  The warrants also contain a cashless exercise feature.  The number of shares of common stock issuable upon exercise of the warrants, and/or the applicable exercise prices, may be proportionately adjusted in the event of any stock dividend, distribution, stock split, stock combination, stock consolidation, recapitalization or reclassification or similar transaction. In addition, the number of shares issuable upon exercise of the warrants, and/or the applicable exercise prices may be adjusted, at any time while the warrants are outstanding, in the event of certain issuances of shares of the Company’s common stock, or securities entitling any person to acquire shares of the Company’s common stock, at an effective price per share which is less than the then-effective exercise prices of the warrants.

The exercise prices for 3,000,000 of these warrants were subsequently modified in connection with waivers the Company received for violations of one of the debt covenants, as discussed further below.

Debt Covenants.  The Loan Agreement contained customary affirmative and negative covenants, including:

(a)             Maximum limits for capital expenditures of $600,000 per fiscal year;
(b)             Limitation on future borrowings, other than in certain circumstances, including to finance capital expenditures;
(c)             Limitation on guaranteeing any obligation, except for obligations in the ordinary course of business and obligations of the Company’s wholly owned subsidiaries incurred in the ordinary course of business;
(d)             Limitation on entering Sales-Leaseback Transactions with respect to the sale or transfer of property used or useful in the Company’s business operations;
(e)             Limitation on acquiring securities or making loans;
(f)              Limitation on acquiring real property;
(g)             Limitation on selling assets of the Company or permitting any reduction in the Company’s ultimate ownership position of any subsidiary;
(h)             Limitation on paying dividends;
(i)              Limitation on selling any accounts receivable; and
(j)              Requiring that, at the end of any quarter of any fiscal year, the ratio of (a) Earnings Before Interest, Depreciation, and Amortization (“EBIDA”) minus capital expenditures incurred to maintain or replace capital assets, to (b) debt service (all interest and principal payments), for the four (4) consecutive quarters then ended, to be not less than 1.25 to 1.00 (the “EBIDA Ratio Covenant”).

The Loan Agreement was collateralized by a pledge of all of the Company’s assets and the stock of the Company’s subsidiaries.

Amendments to Loan Agreement and Waivers for Violations of Certain Covenants.  Subsequent to March 31, 2008, the Company notified ComVest that the Company had incurred a loss of $1,897,000 for the three-month period ending March 31, 2008, and as a result, the Company had a ratio of EBIDA to debt service of (4.41):1.00, therefore violating the EBIDA Ratio Covenant described above.  ComVest agreed to grant the Company a waiver for the violation of this loan covenant.  On May 15, 2008, the Company and ComVest entered into a Waiver and Amendment pursuant to which ComVest granted the waiver, and, in consideration therefor, the Company reduced the exercise price for 1,000,000 warrants issued to ComVest in connection with the Loan Agreement from $0.3125 per share to $0.11 per share, and recognized the incremental fair value of the modified warrants of $24,000 as additional interest expense.   As a result of ComVest granting this waiver, the Company was not in violation of any loan covenants at March 31, 2008.

Subsequent to June 30, 2008, the Company advised ComVest that the Company had incurred a loss of $11,664,000 for the six-month period ending June 30, 2008, and that as a result had again violated the EBIDA Ratio Covenant with an EBIDA to debt service ratio of (2.26):1.00.  ComVest agreed to provide the Company with another waiver.  In connection therewith, the Company and ComVest entered into a letter agreement amending the Loan Agreement (the “September 23, 2008 Waiver and Amendment”) and modifying the EBIDA Ratio Covenant.  Pursuant to the September 23, 2008 Waiver and Amendment, the EBIDA Ratio Covenant was waived for the quarter ending September 30, 2008 and was reduced to 0.62:100 from 1.25:1.00 for the quarter ended December 31, 2008. Additionally, the EBIDA Ratio Covenant was reset for future quarters to 0.71:1.00 for the four quarters ended March 31, 2009; 0.50:1.00 for the four quarters ended June 30, 2009; and 1.25:1.00 for the four quarters ended September 30, 2009 and thereafter.  Additionally, ComVest agreed to delay the commencement of the loan amortization related to the Term Note for one year, from January 1, 2009 to January 1, 2010.  In consideration for these modifications, the Company reduced the exercise price related to 2,000,000 warrants issued to ComVest in connection with the Loan Agreement from $0.39 to $0.11.  The incremental fair value of the modified warrants is $15,000, which was recorded as an additional debt discount and is being amortized over the remaining life of the term loan pursuant to EITF 96-19, “Debtor's Accounting for a Modification or Exchange of Debt Instruments.”  As a result of these amendments, the Company was not in violation of any loan covenants at June 30, 2008.

Subsequent to the end of the quarter ended December 31, 2008, the Company advised ComVest that it had incurred a net loss of $5,349,000 for the six-month period ended December 31, 2008, and that as a result, the Company’s ratio of EBIDA to debt service was (1.41):1.00 in violation of the amended EBIDA Ratio Covenant.  ComVest agreed to extend an additional waiver of this covenant, which was granted on February 10, 2009, under a Waiver and Amendment #2 letter agreement (the “February 10, 2009 Waiver and Amendment”).  In consideration for the waiver, the Company agreed to increase the interest rate on the $1,000,000 Credit Facility from 9.5% to 11%.  As a result of ComVest granting this waiver, the Company was not in violation of any loan covenants at December 31, 2008. If the Company restores compliance with the EBIDA Ratio Covenant as of the close of any quarter ending on or after March 31, 2009, then the annual interest rate will be restored to 9.5%, effective as of the first day of the calendar month next succeeding the Company’s demonstrated quarter-end compliance with such covenant. Pursuant to a waiver and amendment, the annual interest rate was be restored to 9.5% as the Company became compliant with the covenant as of the close of the quarter ending on March 31, 2009. Following such modification, the Company is in compliance with the loan covenants, and accordingly, the interest rate on the Credit Facility was decreased from 11% to 9.5%, effective April 1, 2009.

After obtaining the above-described waivers, the Company was not in violation of the loan covenants at June 30, 2009.

As of March 31, 2010, the Company did not meet the EBIDA Ratio Covenant of 1.25:1 as required by the Loan Agreement, and Amendment.  Our failure to maintain this ratio constitutes an event of default under the terms of the Loan Agreement. Under the terms of the Loan Agreement, if any event of default occurs, the full principal amount of the Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at ComVest’s election, immediately due and payable in cash. The Company has entered into a forbearance agreement to resolve the default with ComVest.

As of June 30, 2010, the Company did not meet the required EBIDA Ratio of 1.25:1 as required by the amended Loan Agreement. The Company’s failure to maintain this ratio constituted an event of default under the terms of the Loan Agreement. Under the terms of the Loan Agreement, if any event of default occured, the full principal amount of the Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at ComVest’s election, immediately due and payable in cash. On September 8, 2010, the Company entered into a “Forbearance Agreement” with ComVest.  Under the Forbearance Agreement ComVest agreed to forbear the exercise of its rights and remedies under the Loan Agreement until November 30, 2010.  The Company made a nonrefundable payment to ComVest of $50,000 upon the execution and delivery of the fee and agreed to make an additional payment of $75,000 by the earlier of November 30, 2010 or the Company’s payment in full of its obligation to ComVest.  The above-mentioned fees were included in interest expense in the condensed consolidated statement of income as of September 30, 2010.

The ComVest Term Loan and Revolving Credit Facility were repaid on October 26, 2010.

Commonwealth Associates LP

The Company engaged Commonwealth Associates LP (“Commonwealth”) as its consultant and exclusive merger and acquisitions advisor pursuant to a Consulting Agreement dated June 3, 2008 (the “Consulting Agreement”). Commonwealth and ComVest are entities that are under common control. The Consulting Agreement was for an initial term of 24 months, and provided that Commonwealth would (i) be issued warrants to purchase up to 3,000,000 shares of the Company’s common stock, which will be exercisable for 5 years at a price of $0.30 per share, or the effective price for the Company’s shares resulting from the sale of approximately 28,631,622 shares of ADNW’s common stock with respect to which Commonwealth could act as placement agent, whichever is lower, and would contain anti-dilution protection and a cashless exercise feature with respect to one-half of the warrants; (ii) would receive $15,000 per month for 18 months for its advisory services beginning June 3, 2008 and (iii) would receive a fee in connection with an M&A transaction equal to 5% of the aggregate consideration paid or received by the Company.

On July 3, 2008, the Company issued to Commonwealth warrants to purchase an aggregate of 1,000,000 shares of the Company’s common stock as compensation for work performed in connection with the Company’s sale on July 3, 2008 of the 5,231,622 shares of ADNW common stock that it owned, which is further described in the footnotes. The warrants are currently exercisable at an exercise price of $0.30 per share and expire on July 3, 2013. Additionally, during the year ended June 30, 2009, the Company paid $45,000 to Commonwealth, and recorded a liability for unpaid fees of $135,000.

On August 3, 2009, the Company amended the financial advisory agreement and agreed to pay Commonwealth $35,000 in August, and $25,000 in September and October of 2009, in full satisfaction of the $135,000 liability.

On December 31, 2009, the Company issued to Commonwealth, in settlement of a contract, warrants to purchase an aggregate of 700,000 shares of the Company’s common stock.  The warrants are exercisable at $0.08 per share and expire on December 31, 2014.  The warrants were subsequently distributed to Commonwealth investors.

Director Independence

Our determination of independence of directors is made using the definition of “independent director” contained in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”), even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that Dwight B. Mamanteo, Marcus Wohlrab, Frederick Wasserman and Gerald Czarnecki are “independent” within the meaning of such rules. Michael Jamieson is not “independent” under these rules, due to his position as our Chief Executive Officer.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Under the securities laws of the United States, our directors, executive (and certain other) officers, and any persons holding ten percent or more of our Common Stock must report on their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established. During the fiscal year ended June 30, 2010, we believe that all reports required to be filed by such persons pursuant to Section 16(a) were filed on a timely basis.

Leadership Structure of the Board

The Board of Directors does not currently have a policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. Our current Chairman, Mr. Gerald M. Czarnecki, is not an officer. Mr. Czarnecki has served as a member of our Board since August 2008.

Risk Oversight

The Board oversees risk management directly and through its committees associated with their respective subject matter areas. Generally, the Board oversees risks that may affect the business of the Company as a whole, including operational matters. The Audit Committee is responsible for oversight of the Company’s accounting and financial reporting processes and also discusses with management the Company’s financial statements, internal controls and other accounting and related matters. The Compensation Committee oversees certain risks related to compensation programs and the Governance and Nomination Committee oversees certain corporate governance risks. As part of their roles in overseeing risk management, these Committees periodically report to the Board regarding briefings provided by management and advisors as well as the Committees’ own analysis and conclusions regarding certain risks faced by the Company. Management is responsible for implementing the risk management strategy and developing policies, controls, processes and procedures to identify and manage risks.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(PROPOSAL NO. 2)

KMJ CORBIN & COMPANY LLP (“KMJ Corbin”)   has served as our independent auditors since June 30, 2006 and has been appointed by the Audit Committee of the Board of Directors to continue as our independent auditors for the fiscal year ending June 30, 2011.

At the Annual Meeting, the shareholders will vote on a proposal to ratify this selection of the auditors. If this ratification is not approved by the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and voting on the matter, the Board will reconsider its selection of auditors.

KMJ Corbin has no interest, financial or otherwise, in our Company. We do not currently expect a representative of KMJ Corbin to physically attend the Annual Meeting, however, it is anticipated that a KMJ Corbin representative will be available to participate in the Annual Meeting via telephone in the event he or she wishes to make a statement, or in order to respond to appropriate questions.

The following table presents aggregate fees for professional services rendered by our principal independent registered public accounting firm, KMJ Corbin for the audit of our annual consolidated financial statements for the fiscal year ended June 30, 2010 and 2009.

	For the Year Ended June 30,
	2010	2009
Audit fees (1)	$123,200	$175,000
Audit- related fees (2)	-	56,400
Tax fees (3)	-	11,900
All other fees	9,900	–
Total fees	$133,100	$243,300

(1)	Audit fees are comprised of annual audit fees and quarterly review fees.
(2)
Audit-related fees for fiscal years 2010 and 2009 are comprised of consent fees and work on registration statements, consultation fees on accounting issues, and fees related to the restatements of the fiscal 2008 quarterly reports that were filed in fiscal 2009.

(3)	Tax fees are comprised of tax compliance, preparation and consultation fees.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Chairman of the Audit Committee has been delegated the authority by the Committee to pre-approve interim services by the independent auditors other than the annual audit. The Chairman must report all such pre-approvals to the entire Audit Committee at the next Committee meeting.

Required Vote

Delaware law and our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation or applicable Delaware law), the affirmative vote of a majority of the shares present, in person or by proxy, and voting on the matter, will be required for approval. Accordingly, the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to ratify the Boards selection of KMJ Corbin & Company LLP as our independent auditors for the fiscal year ending June 30, 2011.

At the Annual Meeting a vote will be taken on a proposal to ratify the selection of KMJ Corbin as our independent auditors for the fiscal year ending June 30, 2011.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF KMJ CORBIN AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2011.

APPROVAL OF REVERSE/FORWARD SPLIT
(PROPOSAL NO. 3)

PROPOSAL TO AMEND THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT IMMEDIATELY FOLLOWED BY A FORWARD STOCK SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK

Introduction

We are asking our shareholders to approve an amendment to the Company’s Certificate of Incorporation providing for a reverse stock split of the outstanding common stock (the “ Reverse Split ”), which the Board of Directors, in its discretion, would be authorized to implement, with an exchange ratio ranging between 1-for-2 and 1-for-100 (each the “ Reverse  Exchange Ratio ” and collectively, the “ Reverse Exchange Ratios ”), and immediately thereafter providing for a forward stock split of the outstanding common stock (the “Forward Split ”), which the Board of Directors, in its discretion, would be authorized to implement, with an exchange ratio ranging between 2-for-1 and 50-for-1 (each the “ Forward Exchange Ratio ” and collectively, the “ Forward Exchange Ratios ”).  Together the Reverse Split and the Forward Split may be referred to as the “Reverse/Forward Split”.  The Reverse Exchange Ratio and the Forward Exchange Ratio, when discussed together may be referred to as the “Exchange Ratios”.

The Board believes that shareholder approval granting us discretion to set the actual Exchange Ratios within the ranges articulated herein, rather than shareholder approval of a specified exchange ratio, provides us with maximum flexibility to react to then-current market conditions and volatility in the market price of our common stock.  If the Board elects to effect a Reverse/Forward Split utilizing one of the Reverse Exchange Ratios and one of the Forward Exchange Ratios, the Board will be deemed to have abandoned its authorization related to the other Reverse Exchange Ratios or Forward Exchange Ratios.

The determination as to whether the Reverse/Forward Split will be effected and, if so, pursuant to which Exchange Ratio, will be based upon those market or business factors deemed relevant by the Board at that time, including, but not limited to:

•	existing and expected marketability and liquidity of our common stock;
•	prevailing stock market conditions;
•	business developments affecting us;
•	our actual or forecasted results of operations; and
•	the likely effect on the market price of our common stock.

If the Board elects to implement the Reverse/Forward Split, we intend to issue a press release announcing the terms and effective date of the Reverse/Forward Split before we file the Reverse/Forward Amendment with the Secretary of State of the State of Delaware.  We will also file notice with the Financial Industry Regulatory Authority or “FINRA”, pursuant to Rule 10b-17 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

If approved, the Reverse/Forward Split is expected to take place at the discretion of the Board of Directors, but in any event prior to the 2012 Annual Meeting, and without any additional action on the part of the holders of the Common Stock. The proposed amendments to the Company’s Certificate of Incorporation necessary to effect the Reverse/Forward Split are attached to this proxy statement as Exhibit A. A summary overview of the Reverse/Forward Split follows.

Summary

The Board of Directors has authorized, and recommends for your approval, a reverse stock split in a range of 1-for-2 to 1-for-100 followed immediately by a forward stock split in the range of 2-for-1 to 50-for-1 of each share of our common stock. As permitted under Delaware state law, stockholders whose shares of stock are converted into less than 1 share in the reverse split will be converted into the right to receive a cash payment. We believe that the Reverse/Forward Split will result in significantly reduced stockholder record keeping and mailing expenses to the Company, and provide smaller stockholders with a way to cash out their investments at no cost to them.

Effect on Stockholders:

If approved at the Annual Meeting, the Reverse/Forward Split will have the following effects on the Company’s stockholders, assuming that the Reverse Exchange Ratio is set by our Board at 100-to-1 and the Forward Exchange Ratio is set by our Board at 1-to-50:

Stockholder before completion of the Reverse/Forward
Split	Net Effect After Completion of the Reverse/Forward Split
Registered stockholders holding 100 or more shares	Will have between 2 and 50 shares depending on the reverse and forward split ratios set by the Board.

Registered stockholders holding fewer than 100 shares
Shares will be converted into the right to receive cash at a price based on the average daily closing price of the five days prior to and including the effective date of the Reverse/Forward Split (see “Determination of Cash-Out Price” at page 32). You will not have to pay any commissions or other fees on this cash-out. Holders of these shares will not have any continuing equity interest in the Company.

Stockholders holding shares in street name through a nominee, such as bank or broker
The Company intends for the Reverse/Forward Split to treat stockholders holding in street name through a nominee (such as a bank or broker) identically as stockholders whose shares are registered in their names. Nominees will be instructed to effect the Reverse/Forward Split for their beneficial holders. However, nominees may have different procedures, and the Company stockholders holding shares in street name should contact their nominees.

Reasons for the Reverse/Forward Split:

The Board recommends that the stockholders approve the Reverse/Forward Split for the following reasons. These, and other reasons, are described in detail under “Background and Purpose of the Reverse/Forward Split” at page 30 and in this “Reasons for the Reverse/Forward Split” section.

The Board authorized the Reverse/Forward Split because we expect that the Reverse/Forward Split will increase the market price of the common stock.  In addition to initially creating a higher price per share, we also believe that the Reverse/Forward Split will make our common stock more attractive to a broader range of institutional investors, professional investors and other members of the investing public, many of whom have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

Reducing the number of outstanding shares of our common stock through the Reverse/Forward Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business (including the market’s perception of and reaction to a proposal for or the implementation of a reverse stock split) may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse/Forward Split, if completed at a net ratio that will reduce the number of shares outstanding, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse/Forward Split or that the market price of our common stock will not decrease in the future.

In many cases it is expensive for small stockholders (often defined as those with fewer than 100 shares) to sell their shares on the open market. The Reverse/Forward Split allows stockholders with small accounts to cash out their positions without transaction costs, such as brokerage fees. However, if these stockholders do not want to cash out their holdings of common stock, they will have the opportunity to purchase additional shares on the open market to increase their account to at least 100 shares, or, if applicable, consolidate/transfer their accounts into an account with at least 100 shares. These actions would need to be taken far enough in advance so that the consolidation or the purchase is complete and settled by the close of business on the Effective Date of the Reverse/Forward Split.  When our Board decides to effect the Reverse/Forward Split, we intend to file a Certificate of Amendment (in the form of Exhibit A attached hereto) with the Delaware Secretary of State effecting the Reverse/Forward Split as soon as practicable after we provide timely information on the Reverse/Forward Split in accordance with 10-day advance notice of the Reverse Stock Split to the FINRA pursuant to Rule 10b-17 of the Exchange Act.

Structure of the Reverse/Forward Split

The Reverse/Forward Split includes both a reverse stock split and a forward stock split of shares of the Company’s common stock. If the Reverse/Forward Split is approved and occurs, the Reverse/Forward Split of the Company’s Common Stock will become effective at the discretion of the Board of Directors on any date designated by the Board of Directors (the “Effective Date”) prior to the 2012 Annual Meeting of Shareholders.  All stockholders on the Effective Date will receive 1 share of the Company common stock for every 100 shares of common stock held in their accounts at that time, assuming that the Board establishes the ratio at the maximum range of the Reverse Split. Transactions involving the purchase or sale of the Company’s common stock not settled by 6:00 p.m. on the Effective Date will be ignored for purposes of the Reverse/Forward Split. Assuming a ratio of 100:1 for the Reverse Split, if a registered holder has 100 or more common shares, any fractional share in such account will NOT be cashed out after the reverse split. Any registered stockholder who holds fewer than 100 shares of common stock, at the time of the reverse stock split also referred to as a “Cashed-Out Stockholder”, will receive a cash payment instead of fractional shares. This cash payment will be determined and paid as described below under “Determination of Cash-Out Price” at page 32.

Immediately following the Reverse Split, all stockholders who are not Cashed-Out Stockholders will receive up to 50 shares of common stock for every 1 share of stock they held following the reverse stock split. We intend for the Reverse/Forward Split to treat stockholders holding shares in street name through a nominee (such as a bank or broker) identically as stockholders whose shares are registered in their names and nominees will be instructed to effect the Reverse/Forward Split for their beneficial holders. Accordingly, we also refer to those street name holders who receive a cash payment instead of fractional shares as “Cashed-Out Stockholders.” However, nominees may have different procedures, and the Company’s stockholders holding shares in street name should contact their nominees.

In general, the Reverse/Forward Split can be illustrated by the following examples, assuming that the Reverse Exchange Ratio is set by our Board at 100-to-1 and the Forward Exchange Ratio is set by our Board at 1-to-50 and a per share Cash-Out Price of $0.1408:

Hypothetical Scenario	Result
Mr. Smith is a registered stockholder who holds 72 shares in his account immediately prior to the Reverse/Forward Split.
Instead of receiving a fractional share (72/100) of a share) of common stock after the reverse split, Mr. Smith’s 72 shares will be converted into the right to receive cash. If the procedure described under “Determination of Cash-Out Price” would result in a per share price of $0.1408 per share, Mr. Smith would receive $10.14 ($0.140 × 72 shares).

Note: If Mr. Smith wants to continue his investment in the Company, he can buy at least 28 more shares of the Company common stock and hold them in his account. Mr. Smith would have to act far enough in advance of the Reverse/Forward Split so that the purchase is complete and settled by the close of business on the Effective Date for the Reverse/Forward Split.

Ms. Jones has 2 separate record accounts. As of the Effective Date of the Reverse/Forward Split, she holds 25 shares in one account and 45 shares in the other. All of her shares are registered in her name only.

Ms. Jones will receive cash payments equal to the Cash-Out Price of her shares in each record account instead of receiving fractional shares (25/100 share and 45/100 share). Assuming a hypothetical Cash-Out Price of $0.1408 per share, Ms. Jones would receive two checks totaling $9.8 (25 × $0.140 = $3.52; 45 × $0.1408 = $6.34; $3.52 + $6.34 = $9.86).

Note: If Ms. Jones wants to continue her investment in the Company, she can consolidate/transfer her two record accounts prior to the Effective Date of the Reverse/Forward Split and purchase an additional 30 shares for the consolidated account. Alternatively, Ms. Jones could buy at least 75 more shares for her first account and at least 55 shares for her second account. In either case, her holdings will not be cashed out in connection with the Reverse/Forward Split because she will hold at least 100 shares in each record account. She would have to act far enough in advance so that the consolidation or the purchase is complete by the close of business on the Effective Date of the Reverse/Forward Split.

Mr. Blue holds 100 shares in his record account as of the Effective Date of the Reverse/Forward Split.	After the Reverse/Forward Split, Mr. Blue will continue to hold shares of the Company common stock based on the ratios established by the Board for the Reverse/Forward Split.

Ms. Frank holds 91 shares in a brokerage account as of the Effective Date of the Reverse/Forward Split.
Ms. Frank will receive cash payments equal to the Cash-Out Price of her shares in her brokerage account instead of receiving fractional shares. Assuming a hypothetical Cash-Out Price of $0.1408 per share, Ms. Frank would receive a check totaling $12.81 ($0.1408 × 91 shares).

The Company intends for the Reverse/Forward Split to treat stockholders holding its shares in street name through a nominee (such as a bank or broker) identically as stockholders whose shares are registered in their names. Nominees will be instructed to effect the Reverse/Forward Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees.

Note: If Ms. Frank wants to continue her investment in the Company, he could buy at least 9 more shares for her account. In such case, her holdings will not be cashed out in connection with the Reverse/Forward Split because she will hold at least 100 shares in her nominee account. She would have to act far enough in advance so that the purchase is complete by the close of business on the Effective Date of the Reverse/Forward Split.

Background and Purpose of the Reverse/Forward Split

As of January 3, 2011, the Company had approximately 1,747 shareholders, comprised of approximately 743 holders of record and approximately 1,004 beneficial holders. On January 3, 2011, approximately 375 registered holders of the Company’s common stock owned fewer than 100 shares of stock, and approximately 201 beneficial holders of the Company’s common stock owned fewer than 100 shares of stock. At that time, these stockholders in total represented approximately 33% of the total number of holders of the Company’s common stock, but owned approximately 0.009% of the total number of outstanding shares of common stock. Assuming all 576 record and beneficial holders of our stock were cashed out at the time of the Reverse Split and before the Forward Split, we would be left with 1,171 shareholders after the Reverse/Forward Split, well in excess of the 300 shareholder threshold that would enable the Company to be eligible to terminate its reporting obligations under Section 12(g) or Section 15(d) of the Exchange Act.

The Reverse/Forward Split will provide small stockholders (those who before the Effective Date own fewer than 100 shares) with a cost-effective way to cash out their investments because the Company will pay all transaction costs such as brokerage or service fees in connection with the Reverse/Forward Split. In most other cases, small stockholders would likely incur brokerage fees disproportionately high relative to the market value of their shares if they wanted to sell their stock. In addition, some small stockholders might even have difficulty finding a broker willing to handle such small transactions. The Reverse/Forward Split, however, eliminates these problems for most small stockholders.

Moreover, the Company will benefit from substantial cost savings as a result of the Reverse/Forward Split. The costs of administering each registered stockholder’s account are the same regardless of the number of shares held in each account. Therefore, the Company’s costs to maintain these small accounts (which account for approximately 33% of all stockholders) are disproportionately high when compared to the total number of shares involved. These costs include printing and postage costs to mail the proxy materials and annual report, and similar costs associated with required mailings to stockholders holding shares in street name through a nominee (i.e. a bank or broker). We expect that these costs will only increase over time.

In light of these disproportionate costs, the Board believes that it is in the best interests of the Company and its stockholders as a whole to eliminate the administrative burden and costs associated with smaller stockholders, resulting in a potential annual savings of approximately $5,490.00 to the Company. Although the ultimate Exchange Ratios implemented by the Board will likely leave some small (fewer than 100 shares) stockholders, we believe that a meaningful reduction of the administrative burden is in the Company’s best interests. The Board also believes that forward splitting the stock immediately after the reverse in some proportion less than the reverse split will provide additional liquidity by adding shares into the public float.  The Company believes that as a result of its efforts over the past 12 months at improving the profitability of its US operations coupled with its recent recapitalization will make its stock attractive to new investors.  While the reverse split process will assist in eliminating smaller shareholders and the aforementioned administrative costs and burden, the forward split will result in more shares being available and at a price per share that will ideally encourage such new investors into our stock.  The Board believes that a simple reverse split, by itself, will result in too few shares being available to new investors and may result in a price per share of common stock that such potential investors will view as being too high relative to technical and fundamental factors.  The Board believes that having the flexibility to forward split the stock as well as to effect a reverse split will enable it better to manage or balance these competing priorities.  For these reasons, the Board is recommending that the shareholders approve the amendment to the Certificate of Incorporation as a forward split immediately after effecting the reverse split.

Effect of the Reverse/Forward Split on the Company Stockholders

Stockholders with a Record Account of Fewer than 100 Shares - (assuming a reverse split of 100-to-1):

If we complete the Reverse/Forward Split and you are a Cashed-Out Stockholder (i.e., a stockholder holding fewer than 100 shares of the Company common stock immediately prior to the reverse stock split):

•	You will not receive fractional shares of stock as a result of the reverse split in respect of your shares being cashed out.

•	Instead of receiving fractional shares, you will receive a cash payment in respect of your affected shares. See “Determination of Cash-Out Price” at page 32.

•
After the reverse split, you will have no further interest in the Company with respect to your cashed-out shares. These shares will no longer entitle you to the right to vote as a stockholder or share in the Company’s assets, earnings, or profits or in any dividends paid after the reverse split. In other words, you will no longer hold your cashed-out shares, you will just have the right to receive cash for these shares.

•	You will not have to pay any service charges or brokerage commissions in connection with the Reverse/Forward Split.

•
As soon as practicable after the time we effect the Reverse/Forward Split,  you will receive a payment for the cashed out shares you held immediately prior to the reverse split in accordance with the procedures described below. In addition, you will not be entitled to receive interest with respect to the period of time between the date of the reverse split and the date you receive your payment for the cashed out shares.

If you hold Book-Entry Shares:

•
Many of the Company’s registered stockholders hold their shares in book-entry form under the Direct Registration System for securities. These stockholders do not have stock certificates evidencing their ownership of the Company’s common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

•
If you are a Cashed-Out Stockholder who holds registered shares in a book-entry account, you do not need to take any action to receive your cash payment. We will mail a check to you at your registered address as soon as practicable after the date we affect the Reverse/Forward Split. By signing and cashing this check, you will warrant that you owned the shares for which you received a cash payment.

If you hold Certificated Shares:

•
If you are a Cashed-Out Stockholder with a stock certificate representing your cashed-out shares, you will receive a transmittal letter from the Company as soon as practicable after the date we effect the Reverse/Forward Split. The letter of transmittal will contain instructions on how to surrender your certificate(s) to the company’s transfer agent, Corporate Stock Transfer for your cash payment. You will not receive your cash payment until you surrender your outstanding certificate(s) to Corporate Stock Transfer, together with a completed and executed copy of the letter of transmittal. Please do not send your certificates until you receive your letter of transmittal.

All amounts owed to you will be subject to applicable federal income tax and state abandoned property laws.

You will not receive any interest on cash payments owed to you as a result of the Reverse/Forward Split.

NOTE:  If you want to continue to hold the Company stock after the Reverse/Forward Split, you may do so by taking either of the following actions far enough in advance so that it is complete and settled by the Effective Date of the Reverse/Forward Split.

1.
purchase a sufficient number of shares of the Company common stock on the open market so that you hold at least 100 shares of common stock in your account prior to the Effective Date of the reverse split; or

2.	if applicable, consolidate existing accounts so that you hold at least 100 shares of the Company common stock in one account prior to the Effective Date of the reverse split.

Registered Stockholders with 100 or More Shares of Common Stock - (assuming a reverse split of 100-to-1):

If you are a stockholder with 100 or more shares of common stock as of the Effective Date of the Reverse/Forward Split,  we will first convert your shares into one half (1/2) to one one hundredth (1/100) of the number of shares you held immediately prior to the reverse split. One minute after the reverse split, at 6:01 p.m., we will reconvert your shares in the forward stock split into 2 to 50 times the number of shares you held after the reverse split. For example, if you were an owner of 1,000 shares of common stock immediately prior to the reverse split, your shares could be converted to 10 shares in the reverse split (assuming an exchange ratio of 1 to 100) and then to 500 shares in the forward split (assuming an exchange ratio of 50 to 1). In the instance where fractional shares result from the Reverse/Forward Split, the Company will round up the fractional shares to the nearest whole share.

Street Name Holders of the Company Common Stock:

The Company intends for the Reverse/Forward Split to treat stockholders holding the Company common stock in street name through a nominee (such as a bank or broker) identically as stockholders whose shares are registered in their names. Nominees will be instructed to effect the Reverse/Forward Split for their beneficial holders. However, nominees may have different procedures and stockholders holding the Company’s common stock in street name should contact their nominees.

Current and Former Company Employees and Directors and Effect on the Company’s Stock Plans:

If you are an employee or director of the Company (or a former employee or director), you may own Company restricted stock and/or hold restricted stock units, options to purchase the Company stock or other awards through the 2007 Long-term Incentive Plan (the “LTIP”).

If you hold fewer than 100 restricted shares of the Company stock granted pursuant to the LTIP, those shares would be converted into the right to receive cash under the Reverse/Forward Split. If you hold performance units, options to purchase the Company stock, or other awards granted to you under the LTIP, the Reverse/Forward Split impact your award(s) proportionately to the Reverse/Forward Split as provided for in that plan.

The Reverse/Forward Split, if approved by our Shareholders, will proportionately affect the number of shares available under LTIP based on the Reverse Exchange Ratio and the Forward Exchange Ratio ultimately effected by our Board.  Our LTIP provides that if the Company effects a subdivision or consolidation of shares or other capital readjustment, including the payment of a stock dividend or other increase or reduction of the number of shares of the Common Stock outstanding, then (i) the number, class, and per share price of shares of Common Stock subject to outstanding Options and other Awards (as those terms are defined in the LTIP) and (ii) the number and class of shares then reserved for issuance under the LTIP and the maximum number of shares for which Awards may be granted to a Participant during a specified time period shall be appropriately and proportionately adjusted.  Our Compensation Committee is authorized under the LTIP to effect all adjustments in proportion to the Reverse/Forward Split.

Determination of Cash-Out Price

In order to avoid the expense and inconvenience of issuing fractional shares to stockholders who hold less than one share after the reverse split, under Delaware state law the Company will pay cash for their fair value. If stockholders approve this proposal at the Annual Meeting and the Reverse/Forward Split is completed, the Board of Directors has indicated that the Company will pay cash for the fractional shares. The price paid to stockholders with less than 100 shares will be determined based on the average daily closing price per share of the common stock on the OTC Bulletin Board for the five trading days immediately before and including the effective date of the Reverse/Forward Split, without interest (the “Cash-Out Price”). The Company has no plans to aggregate and sell for the benefit of fractional shareholders the fractional shares as authorized under Delaware law.  Should the price of our common stock increase materially between the date of this proxy and the Effective Date of the Reverse/Forward Split, the Company may elect to Cash Out some or all of the fractional shareholders by aggregating and selling fractional shares as authorized under Delaware law.  In such an instance, we will file an 8-K to advise shareholders of our change in plans.

Promptly after the date on which we effect the Reverse/Forward Split, the Company intends to deposit with its transfer agent sufficient proceeds for the benefit of the Cashed-Out Stockholders. All Cashed-Out Stockholders will receive cash equal to the Cash-Out Price of the shares they held immediately prior to the reverse split in accounts with fewer than 100 shares of common stock, without interest. the Company will pay all of the commissions and other out-of-pocket transaction costs in connection with the sale. Until the proceeds due the Cashed-Out Stockholders have been distributed, the transfer agent will hold the funds in trust for the Cashed-Out Stockholders. As soon as practicable after the Reverse/Forward Split, the transfer agent will pay the cash to the Cashed-Out Stockholders as described above in “Effect of the Reverse/Forward Split on the Company Stockholders.”

All Cashed-Out Stockholders will receive the same Cash-Out Price.

Effect of the Reverse/Forward Split on the Company

The Reverse/Forward Split will not affect the public registration of the Company’s common stock with the SEC under the Securities Exchange Act of 1934, as amended. The Company does not intend this transaction to be the first step of a going-private transaction. On the contrary, our goal is to ultimately expand our shareholder base by making our common stock more attractive. By reducing the number of shareholders while ideally increasing the price of our common stock, we believe that the Reverse/Forward Split will encourage a broader range of institutional investors, professional investors and other members of the investing public, to take a position in our common stock. As noted above, assuming a Reverse Split of 1:100 and a Forward Split of 50:1, we will be left with approximately 1,171 shareholders, which is well in excess of the 300 shareholder threshold that would qualify the Company to be able to terminate its reporting obligations under Section 12(g) or Section 15(d) of the Exchange Act.

The number of shares of authorized common stock will not change as a result of the Reverse/Forward Split. As of January 3, 2011, there are 138,733,246 shares of the Company’s common stock issued and outstanding. Following the Reverse/Forward Split, assuming a Reverse Split of 1:100 and a Forward Split of 50:1, the total number of issued and outstanding shares of common stock will be reduced approximately by half in addition to the aggregate number of fractional shares of the Cashed-Out Stockholders that the Company purchases from the Cashed-Out Stockholders. The par value of the Company’s common stock will remain at $.0001 per share after the Reverse/Forward Split.

The total number of shares that will be re-purchased by the Company is unknown. Also, we do not know what the Cash-Out Price will be or, if applicable, what the net proceeds of the sale of the aggregate fractional shares by the transfer agent will be. However, if the Reverse/Forward Split had been completed as of January 5, 2011, when the average daily closing price per share of the Company common stock on the OTC Bulletin Board for the five trading days immediately preceding and including such date was $0.136 and assuming a reverse split Exchange Ratio of 100-to-1, then the cash payments that would have been issued to Cashed-Out Stockholders, including both registered and street name holders, instead of fractional shares would have been approximately $1,698, with approximately 12,484 shares of common stock purchased by the Company. The actual amounts will depend on the number of Cashed-Out Stockholders on the date we affect the Reverse/Forward Split and the Cash-Out Price of the shares, each of which will vary from the number of such stockholders and price for the five trading days immediately preceding and including January 6, 2011.

Effect on Par Value

The proposed Forward Amendment will not affect the par value of our common stock, which will remain at $0.0001.

Certain Federal Income Tax Consequences

We have summarized below the material federal income tax consequences to the Company and stockholders resulting from the Reverse/Forward Split. This summary is based on existing U.S. federal income tax law, which may change, possibly retroactively. This summary does not discuss all aspects of federal income taxation which may be important to you in light of your individual circumstances. Many stockholders (such as financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and foreign persons) may be subject to special tax rules. Other stockholders may also be subject to special tax rules, including but not limited to: stockholders who received the Company stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes. In addition, this summary does not discuss any state, local, foreign, or other tax considerations. This summary assumes that you are a U.S. citizen and have held, and will hold, your shares as capital assets for investment purposes under the Internal Revenue Code of 1986, as amended (the “Code”). You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences, in light of your specific circumstances.

We believe that the Reverse/Forward Split will be treated as a tax-free “recapitalization” for federal income tax purposes. This will result in no material federal income tax consequences to the Company.

The federal income tax consequences to stockholders will depend in part on whether the Board purchase these fractional shares directly or chooses to arrange for the sale of the Cashed-Out Stockholders’ fractional shares on the open market, which as indicated above, the Board has no current plans to do. See “Determination of Cash-Out Price” above. The tax consequences of the various alternative outcomes following the Reverse/Forward Split are discussed below.

Federal Income Tax Consequences to Stockholders Who Are Not Cashed Out by the Reverse/Forward Split:

If you (1) continue to hold Company common stock immediately after the Reverse/Forward Split, and (2) you receive no cash as a result of the Reverse/Forward Split, you will not recognize any gain or loss in the Reverse/Forward Split and you will have the same adjusted tax basis and holding period in your Company common stock, as the case may be, as you had in such stock immediately prior to the Reverse/Forward Split.

Federal Income Tax Consequences to Cashed-Out Stockholders:

If you receive cash as a result of the Reverse/Forward Split, your tax consequences will depend on whether, in addition to receiving cash, you or a person or entity related to you continues to hold Company common stock immediately after the Reverse/Forward Split, as explained below.

Stockholders Who Exchange All of Their Company Common Stock for Cash as a Result of the Reverse/Forward Split.

If you (1) receive cash in exchange for a fractional share as a result of the Reverse/Forward Split, (2) you do not continue to hold any Company stock immediately after the Reverse/Forward Split, and (3) you are not related to any person or entity that holds Company common stock immediately after the Reverse/Forward Split, you will recognize capital gain or loss. The amount of capital gain or loss you recognize will equal the difference between the cash you receive for your cashed-out stock and your aggregate adjusted tax basis in such stock.

If you are related to a person or entity who continues to hold Company common stock immediately after the Reverse/Forward Split, you will recognize gain in the same manner as set forth in the previous paragraph, provided that your receipt of cash either (1) is “not essentially equivalent to a dividend,” or (2) is a “substantially disproportionate redemption of stock,” as described below.

•
“Not Essentially Equivalent to a Dividend.” You will satisfy the “not essentially equivalent to a dividend” test if the reduction in your proportionate interest in Company resulting from the Reverse/Forward Split is considered a “meaningful reduction” given your particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will satisfy this test.

•
“Substantially Disproportionate Redemption of Stock.” The receipt of cash in the Reverse/Forward Split will be a “substantially disproportionate redemption of stock” for you if the percentage of the outstanding shares of Company common stock owned by you immediately after the Reverse/Forward Split is less than 80% of the percentage of shares of Company common stock owned by you immediately before the Reverse/Forward Split and you own less than 50% of the outstanding shares of Company common stock after the Reverse/Forward Split.

In applying these tests, you will be treated as owning shares actually or constructively owned by certain individuals and entities related to you. If the redemption of shares of Company common stock is not treated as capital gain under any of the tests, then the entire amount of the payment you receive for your shares will be treated first as ordinary dividend income to the extent of your ratable share of Company’s undistributed earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining gain will be treated as capital gain. See “Maximum Tax Rates Applicable to Capital Gain” below.

Stockholders Who Both Receive Cash and Continue to Hold Company Common Stock Immediately After the Reverse/Forward Split.

If you receive cash as a result of the Reverse/Forward Split and continue to hold Company common stock immediately after the Reverse/Forward Split, you generally will be subject to the same rules for determining tax treatment as described in sub-paragraph a. above, the same as if you constructively continue to hold shares of Company common stock. If you meet either the “not essentially equivalent to a dividend” test or the “substantially disproportionate redemption of stock “test, then you will recognize gain, but not loss, in an amount equal to the lesser of (1) the excess of the sum of aggregate fair market value of your shares of Company common stock plus the cash received over your adjusted tax basis in the shares, or (2) the amount of cash received in the Reverse/Forward Split. In determining whether you meet either test, you must take into account as shares you own both shares of Company common stock that you actually own and constructively own ( i.e.,  shares owned by certain individuals or entities related to you) before and after the Reverse/Forward Split. Your aggregate adjusted tax basis in your shares of Company common stock held immediately after the Reverse/Forward Split will be equal to your aggregate adjusted tax basis in your shares of Company common stock held immediately prior to the Reverse/Forward Split, increased by any gain recognized in the Reverse/Forward Split, and decreased by the amount of cash received in the Reverse/Forward Split.

Any gain or loss recognized in the Reverse/Forward Split will be treated, for federal income tax purposes, as long-term capital gain or loss (assuming that your receipt of cash either (1) is “not essentially equivalent to a dividend” with respect to you, or (2) is a “substantially disproportionate redemption of stock” with respect to you) provided that you have held your shares for more than one (1) year. If you acquired shares redeemed in the Reverse/Forward Split at different times, you will be required to compute such gain or loss and determine whether such gain or loss is long-term or not, separately with respect to each such acquisition of shares. In applying these tests, you may be able to take into account sales of shares of Company common stock that occur substantially contemporaneously with the Reverse/Forward Split. If your gain is not treated as capital gain under any of these tests, the gain will be treated as ordinary dividend income to you to the extent of your ratable share of Company’s undistributed earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining gain will be treated as a capital gain. Currently, long-term capital gain and dividend income are both subject to a maximum income tax rate of 15% for federal income tax purposes.

YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE REVERSE/FORWARD SPLIT, IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Appraisal Rights

Dissenting stockholders do not have appraisal rights under Delaware state law or under Company’s Certificate of Incorporation or By-laws in connection with the Reverse/Forward Split.

Reservation of Rights

We reserve the right to abandon the Reverse/Forward Split without further action by our stockholders at any time before the filing of the amendments to the Certificate of Incorporation with the Delaware Secretary of State, even if the Reverse/Forward Split has been authorized by our stockholders at the Annual Meeting, and by voting in favor of the Reverse/Forward Split you are expressly also authorizing us to determine not to proceed with the Reverse/Forward Split if we should so decide.

Required Vote

The approval of the Forward Amendment authorizing the Reverse/Forward Split will require the affirmative vote of the holders of a majority of the Company’s outstanding shares of common stock entitled to vote, in person or by proxy, provided a quorum is present.  Thus, any abstentions or limited proxies will be counted for the purpose of meeting the quorum requirements, and abstentions will not count for purposes of determining the number of votes cast in favor of this proposal.

At the Annual Meeting a vote will be taken on a proposal to approve the Reverse/Forward Split.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT OF THE
COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE/FORWARD SPLIT OF ITS
OUTSTANDING COMMON STOCK

ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION
(PROPOSAL NO. 4)

Recently enacted federal legislation (Section 14A of the Exchange Act) requires that we include in this Proxy Statement a non-binding stockholder vote on our executive compensation as described in this Proxy Statement (commonly referred to as “Say-on-Pay”) and a non-binding stockholder vote to advise on whether the Say-on-Pay vote should occur every one, two or three years.

We encourage stockholders to review the information set forth above under “Compensation Committee Report” and “EXECUTIVE COMPENSATION”, including the “Compensation Discussion and Analysis” and the tabular and narrative disclosure. As noted in the Compensation Discussion and Analysis:

•	Our goal is to attract, motivate, and retain key executives and to reward executives for value creation.

•
We have structured our compensation packages to foster a performance-oriented environment by tying a significant portion of each executive’s cash and equity compensation to the achievement of performance targets that are important to the Company and its stockholders.

•
This is not a mechanical process, and our Board of Directors has used its judgment and experience and works with our Compensation Committee to determine the appropriate mix of compensation for each individual.

Required Vote

Because the vote is advisory, it will not be binding upon the Board or the Compensation Committee and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this Proposal. The Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS STRONGLY ENDORSES THE COMPANY’S EXECUTIVE COMPENSATION PROGRAM AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE FOLLOWING RESOLUTION:

RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers as described in this Proxy Statement under “Compensation Committee Report”, “EXECUTIVE  COMPENSATION”, including the “Compensation Discussion and Analysis”, and the tabular and narrative disclosure.

ADVISORY RESOLUTION ON THE FREQUENCY OF THE STOCKHOLDERS’ SAY ON PAY
(PROPOSAL NO. 5)

As mentioned above, recently enacted legislation requires that we include in this Proxy Statement a separate non-binding stockholder vote to advise on whether the Say-on-Pay vote should occur every one, two or three years. You have the option to vote for any one of the three options, or to abstain on the matter.

The Board has determined that an advisory vote on executive compensation every three years is the best approach for the Company based on a number of considerations, including the following:

•
Our compensation program is designed to induce performance over a multi-year period. A vote held every three years would be more consistent with, and provide better input on, our long-term compensation, which constitutes a significant  portion of the compensation of our named executive officers;

•
A three-year vote cycle gives the Board sufficient time to thoughtfully consider the results of the advisory vote and to implement any desired changes to our executive compensation policies and procedures; and

•	A three-year cycle will provide stockholders sufficient time to evaluate the effectiveness of our short- and long-term compensation strategies and the related business outcomes of the Company.

Required Vote

Although the vote is non-binding, our Board of Directors and the Compensation Committee will take into account the outcome of the vote when making future decisions about the Company’s executive compensation policies and procedures. The Company’s stockholders also have the opportunity to provide additional feedback on important matters involving executive compensation even in years when Say-on-Pay votes do not occur. For example, as discussed under “Stockholder Communications”, the Company provides stockholders an opportunity to communicate directly with the Board, including on issues of executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO CONDUCT AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY THREE YEARS .

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee (the “Audit Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Audit Report by reference therein.

Role of the Audit Committee

The Audit Committee’s primary responsibilities fall into three broad categories:

First, the Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s outside auditors about draft annual financial statements and key accounting and reporting matters;

Second, the Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

Third, the Committee reviews financial reporting, policies, procedures, and internal controls of the Company.

The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee’s charter. In overseeing the preparation of the Company’s financial statements, the Committee met with management and the Company’s outside auditors, including meetings with the Company’s outside auditors without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee’s review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

With respect to the Company’s outside auditors, the Committee, among other things, discussed with KMJ Corbin & Company LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Recommendations of the Audit Committee. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010, for filing with the SEC.

This report has been furnished by the Audit Committee of the Board of Directors.

Frederick Wasserman, Chair
Dwight B. Mamanteo
W. Austin Lewis IV
Gerald M. Czarnecki – ex officio

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

It is contemplated that the next Annual Meeting of Stockholders will be held on or about April 2012. Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with the rules and regulations adopted by the Securities and Exchange Commission.  Any proposal which an eligible stockholder desires to have included in our proxy statement and presented at the 2012 Annual Meeting of Stockholders will be included in our proxy statement and related proxy card if it is received by us a reasonable time before we begin to print and send our proxy materials and if it complies with Securities and Exchange Commission rules regarding inclusion of proposals in proxy statements. In order to avoid controversy as to the date on which we receive a proposal, it is suggested that any stockholder who wishes to submit a proposal submit such proposal by Certified Mail, Return Receipt Requested.

Other deadlines apply to the submission of stockholder proposals for the 2012 Annual Meeting that are not required to be included in our proxy statement under Securities and Exchange Commission rules. With respect to these stockholder proposals for the 2012 Annual Meeting, a stockholder’s notice must be received by us a reasonable time before we begin to print and send our proxy materials. The form of proxy distributed by the Board of Directors for such meeting will confer discretionary authority to vote on any such proposal not received by such date. If any such proposal is received by such date, the proxy statement for the meeting will provide advice on the nature of the matter and how we intend to exercise our discretion to vote on each such matter if it is presented at that meeting.

EXPENSES AND SOLICITATION

We will bear the costs of printing and mailing proxies. In addition to soliciting stockholders by mail or through our regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have shares of our Common Stock registered in the name of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders following the original solicitation.

OTHER BUSINESS

The Board of Directors knows of no other items that are likely to be brought before the meeting except those that are set forth in the foregoing Notice of Annual Meeting of Stockholders. If any other matters properly come before the meeting, the persons designated on the enclosed proxy will vote in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov.  Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. You are encouraged to review the Annual Report on Form 10-K mailed along with these proxy materials, together with any subsequent information we filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting our legal counsel, Gersten Savage LLP, Attn: David E. Danovitch, Esq. at 212-752-9700.

*************

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute, and promptly return the accompanying proxy card.

January 7, 2011	By Order of the Board of Directors,

/s/ Michael G. Jamieson
MICHAEL G. JAMIESON
Chief Executive Officer

ANNUAL MEETING OF STOCKHOLDERS OF
MAM SOFTWARE GROUP, INC.

FEBRUARY 18, 2011

Please mark, date, sign and mail your proxy card in the
envelope provided as soon as possible

MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE      ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.	4. To consider and act upon an advisory vote on compensation of named executive officers

☐ FOR THE PROPOSAL
1.  Election of Directors

☐ FOR  ALL NOMINEES
☐  Michael G. Jamieson
☐  Dwight B. Mamanteo
☐  Marcus Wohlrab
☐  Frederick G. Wasserman
☐  Gerald M. Czarnecki
☐  W. Austin Lewis IV

☐    WITHHOLD AUTHORITY
        FOR ALL NOMINEES
☐ AGAINST THE PROPOSAL ☐ ABSTAIN
5. To consider and act upon an frequency of advisory vote on the compensation of named executive officers
☐ FOR ALL EXCEPT
(See Instruction below)	ONE YEAR ☐ TWO YEARS ☐ THREE YEARS ☐ ABSTAIN ☐
☐ ABSTAIN

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the name of the nominee you wish to withhold authority in the box below.

To change the address on your account, please check ☐
the box at right and indicate your new address in the
space above. Please note that changes to the registered
name(s) on the account may be submitted via this method.

2. To consider and act upon a proposal to ratify the Board’s selection of KMJ CORBIN & COMPANY LLP as the Company’s independent auditors for the fiscal year ending June 30, 2011.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THE PROXY SHALL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS, FOR THE RATIFICATION OF KMJ CORBIN & COMPANY LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2011, FOR THE REVERSE SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK, FOR THE FORWARD SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK, FOR  THE APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN, FOR AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK, AND, IN THE CASE OF OTHER MATTERS THAT LEGALLY COME BEFORE THE MEETING, AS SAID ATTORNEY(S) MAY DEEM ADVISABLE.

☐ FOR THE PROPOSAL
☐ AGAINST THE PROPOSAL
☐ ABSTAIN

3. To consider and act upon a proposal to amend the Company’s Certificate of Incorporation to effect a Reverse Split, followed by a Forward Split, of the Company’s outstanding common stock.
PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS ON FEBRUARY 18, 2011 AT 10:00 A.M. (EASTERN STANDARD TIME) AT THE OFFICES OF GERSTEN SAVAGE LLP, 600 LEXINGTON AVE., NEW YORK, NY 10022  ☐

☐ FOR THE PROPOSAL
☐ AGAINST THE PROPOSAL
☐ ABSTAIN

Signature of Stockholder ____________________ Date:  _____________   Signature of Stockholder _____________
Date:_________

Note: This proxy must be signed exactly as the name appears hereon.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by an authorized person.

MAM SOFTWARE GROUP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 18, 2011

Revoking all prior proxies, the undersigned, a stockholder of MAM SOFTWARE GROUP, INC. (the “Company”), hereby appoints Michael Jamieson and Gerald M. Czarnecki or either of them, as attorneys-in-fact and agents of the undersigned, with full power of substitution, to vote all of the shares of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”), owned by the undersigned at the Annual Meeting of Stockholders of the Company to be held on February 18, 2011 at the offices of Gersten Savage LLP, 600 Lexington Ave., New York, New York 10022, at 10:00 a.m. Eastern Standard Time, and at any adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying, and confirming all that said attorney and agent or his substitute may lawfully do in place of the undersigned as indicated on the reverse.

IMPORTANT:  SIGNATURE REQUIRED ON THE REVERSE SIDE

EXHIBIT A

AMENDMENT TO CERTIFICATE OF INCORPORATION

This Amendment assumes an exchange ratio of 1-for-100 for the reverse and a 50-for-1 ratio for the forward split for illustrative purposes only.

Reverse/Forward Split of Common Stock.

(1)  Effective at 6:00 p.m. (Eastern Time) on the effective date of the certificate of amendment adding this paragraph to Article Fourth of the Certificate of Incorporation (the “Reverse Split Effective Time”), each share of the Common Stock, par value $0.0001 per share, of the Corporation outstanding at the Reverse Split Effective Time shall, without any action on the part of the holder thereof, automatically be reclassified and changed into one one-hundredth (1/100th) of a share of Common Stock, par value $0.0001 per share, of the Corporation; provided, however, that (i) if the foregoing reverse stock split (the “Reverse Split”) would result in the record account of any holder of Common Stock having a number of shares of Common Stock that is, in the aggregate, less than one (1) share (“Fractional Shares”), such Fractional Shares shall, without any action on the part of the holder thereof, automatically be canceled in the Reverse Split; and (ii) in the Reverse Split, all of the Fractional Shares shall automatically be converted into the right to receive the Trading Value thereof upon surrender by the holder thereof of the certificate or certificates representing such Fractional Shares.  For purposes hereof, the term “Trading Value” of any Fractional Shares shall mean the product of:  (A) the average daily closing price per share of the common stock on the OTC Bulletin Board for the five trading days immediately before and including the effective date of the Reverse/Forward Split, multiplied by (B) the number of shares of Common Stock that were converted into such Fractional Shares as a result of the Reverse Split.  From and after the Reverse Split Effective Time, each holder of Fractional Shares shall have no further interest as a stockholder in the Corporation in respect of such Fractional Shares.

Effective at 6:01 p.m. (Eastern Time) on the effective date of the certificate of amendment adding this paragraph to Article Fourth of the Certificate of Incorporation (the “Forward Split Effective Time”):  (i) each whole share of the Common Stock, par value $0.0001 per share, of the Corporation outstanding at the Forward Split Effective Time (after giving effect to the Reverse Split at the Reverse Split Effective Time) shall, without any action on the part of the holder thereof, automatically be reclassified and changed into fifty (50) shares of Common Stock, par value $0.0001 per share, of the Corporation; and (ii) fractions of a share outstanding at the Forward Split Effective Time (after giving effect to the Reverse Split at the Reverse Split Effective Time) shall be proportionately reclassified and changed.